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                                                                     EXHIBIT 4.3





                              THE FIFTH THIRD BANK

                       BASIC PROTOTYPE PLAN DOCUMENT #01
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                              THE FIFTH THIRD BANK
                       BASIC PROTOTYPE PLAN DOCUMENT #01


                               TABLE OF CONTENTS
                                    ARTICLES


         1.      Definitions

         2.      Eligibility and Participation

         3.      Contributions and Their Allocation

         4.      Limitations on Annual Additions

         5.      Investment of Accounts

         6.      Vesting and Forfeitures

         7.      Withdrawals and Distributions

         8.      Form of Payment to Participants

         9.      Death Benefits

         10.     Payment Exceptions

         11.     Administration

         12.     Amendment and Termination

         13.     Miscellaneous
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                              THE FIFTH THIRD BANK

                       BASIC PROTOTYPE PLAN DOCUMENT #01


                                   ARTICLE 1

                                  DEFINITIONS


         As used in the Plan and Adoption Agreement, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

1.1 Account. "Account" means a Participant's allocable share of the Plan Assets. A Participant's Account may include one or more of the following subaccounts:

         (a)     Employer Contribution Account;

         (b) Employer Matching Account (a subaccount of the Employer Contribution Account applicable in the case of certain profit sharing plans with 401(k) features);

         (c)     Nondeductible Voluntary Contribution Account;

         (d) Section 401(k) Account (in the case of a profit sharing plan with a Section 401(k) feature);

         (e) Nonelective Contribution Account (a subaccount of the Section 401(k) Account applicable in the case of certain profit sharing plans with
Section 401(k) features);

         (f) Deductible Voluntary Contribution Account (holding deductible voluntary contributions which were permitted under prior law); and

         (g)     Rollover Account.

1.2 Accounting Date. "Accounting Date" means the last day of each Plan Year and such other date or dates as the Administrator may establish from time to time; provided however, if such last day or any such other date falls on a Saturday, Sunday or holiday, then the preceding business day shall be the Accounting Date.

1.3      Actual Contribution Percentage.

         (a) "Actual Contribution Percentage" for a group of Participants for a Plan Year is the average of the ratios, calculated separately for each such Employee in such group, of:

                 (1) the amount contributed to the Plan for such Plan Year under Section 3.2 on behalf of each such Employee, plus the amount actually contributed to the Employee's Nondeductible Voluntary Contribution Account under Section 3.7 during the Plan Year, to

                 (2)      the Employee's Compensation for such Plan Year.

         (b) If the Plan satisfies the requirements of section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of computing the Actual Contribution Percentages and for determining whether the





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nondiscrimination rules of Section 3.2(b) are satisfied.  For Plan Years beginning after December 31, 1989 (or such later date as may be prescribed by the Secretary of the Treasury or his delegate) plans may be aggregated hereunder only if they have the same plan year.

         (c) For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee, all plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code of the Employer (and other employers taken into account under section 414 of the Code) in which such Highly Compensated Employee is a participant, shall be treated as one such plan or arrangement.

         (d) For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee who is a Five-Percent Owner or who is in the group of the 10 Highly Compensated Employees with the greatest Adjusted Compensation for the Plan Year, contributions made by or on behalf of such Highly Compensated Employee under the Plan shall be treated as including such contributions made on behalf of (or by) Participants who are Family Members with respect to the particular Highly Compensated Employee and such Highly Compensated Employee's Compensation shall be treated as including such Family Member's Compensation. Family Members with respect to any such Highly Compensated Employee shall be disregarded as separate Employees in computing the Actual Contribution Percentage for a group of Participants.

1.4      Actual Deferral Percentage.

         (a) "Actual Deferral Percentage" for a group of Participants for a Plan Year is the average of the ratios, calculated separately for each such Employee in such group, of:

                 (1) the amounts contributed on behalf of each such Employee to the Plan for such Plan Year under Sections 3.1(a), (b) and (c) to

                 (2)      the Employee's Compensation for such Plan Year.

         (b) If the Plan satisfies the requirements of section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of computing the Actual Deferral Percentages and for determining whether the nondiscrimination rules of Section 3.1(e) are satisfied. For Plan Years beginning after December 31, 1989 (or such later date as may be prescribed by the Secretary of the Treasury or his delegate) plans may be aggregated hereunder only if they have the same plan year.

         (c) For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee, all cash or deferred arrangements under section 401(k) of the Code of the Employer (and other employers taken into account under section 414 of the Code) in which such Highly Compensated Employee is a participant, shall be treated as one cash or deferred arrangement under section 401(k) of the Code. If such arrangements have different plan years, this provision shall be applied by treating all such arrangements ending with or within the same calendar year as a single arrangement.

         (d) For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee who is a Five-Percent Owner or who is in the group of the 10 Highly Compensated Employees with the greatest Adjusted Compensation for the Plan Year, contributions made on behalf of such Highly Compensated Employee under the Plan shall be treated as including such contributions made on behalf of Participants who are Family Members with respect to the particular Highly Compensated Employee; and such Highly Compensated Employee's Compensation shall be treated as including such Family Member's Compensation. Family Members





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with respect to any such Highly Compensated Employee shall be disregarded as separate Employees in computing the Actual Deferral Percentage for a group of Participants.

1.5 Adjusted Compensation. "Adjusted Compensation" means Section 415 Compensation (as defined in Section 4.1(k)) plus elective or salary reduction amounts which are excludable from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code.

1.6 Administrator. "Administrator" means the individual, group of individuals, or entity appointed as such by the Employer; provided that if none is so appointed, then it means the first Employer designated in the Adoption Agreement.

1.7 Adoption Agreement. "Adoption Agreement" means the document in which the Employer specifies the elective provisions of the Plan.

1.8 Affiliate. "Affiliate" means each of the following for such period of time as is applicable under section 414 of the Code:

         (a) a corporation which, together with the Employer, is a member of a controlled group of corporations within the meaning of section 414(b) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

         (b) a trade or business (whether or not incorporated) with which the Employer is under common control within the meaning of section 414(c) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

         (c) an organization which, together with the Employer, is a member of an affiliated service group (as defined in section 414(m) of the Code); and

         (d) any other entity required to be aggregated with the Employer under section 414(o) of the Code.

1.9 Beneficiary. "Beneficiary" means the person or persons entitled to receive the distributions, if any, payable under the Plan upon or after a Participant's death, to such person, or persons as such Participant's Beneficiary. Each Participant shall designate a Beneficiary by filing the proper form with the Administrator. A Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary. A designation shall be effective upon said filing, provided that it is so filed during such Participant's lifetime, and may be changed from time to time by the Participant; provided however, if a Participant has at least one Hour of Service or at least one hour of paid leave from the Employer (or any other employer for whom service is treated as service for the Employer) on or after August 23, 1984, then, effective August 23, 1984 if he has waived the Preretirement Survivor Annuity or effective as of the REA Effective Date if he has waived the Qualified Joint and Survivor Annuity, his spouse must consent to any change of Beneficiary designation in accordance with Section 9.1(e)(5) or Section 8.2(d)(4) with respect to any distributions otherwise payable in such forms. If the Plan is a profit sharing plan and if the Preretirement Survivor Annuity is otherwise inapplicable (under Section 9.1(a) because the Participant has not elected a life annuity and the Plan is not a transferee Plan requiring annuities with respect to the Participant) to a Participant who has at least one Hour of Service or at least one hour of paid leave from the Employer (or any other employer for whom service is treated as service for the Employer) on or after August 23, 1984 and is survived by a Surviving Spouse, then such spouse shall be his Beneficiary unless the designation of another Beneficiary is consented to by such spouse in a written consent satisfying the requirements of Section 9.1(e)(5). If there is no designated Beneficiary to receive any amount





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that becomes payable to a Beneficiary, then the Participant's Beneficiary shall be the Participant's Surviving Spouse or, if none, the legal representative of the last surviving of the Participant and any properly designated
Beneficiaries.

1.10     Break in Service.

         (a) Hour-Counting Method. "Break in Service" means, if the hour-counting method is elected in the Adoption Agreement:

                 (1) before the REA Effective Date, one or more consecutive One-Year Breaks during one or more days of the first of which an individual is not employed by the Employer; provided however, an Employee of the Employer shall not be deemed to have incurred a Break in Service if he is on an Employer approved leave of absence, not to exceed one year, provided he returns to the employment of the Employer on or before the end of such leave of absence; and

                 (2) on and after the REA Effective Date, five or more consecutive One-Year Breaks during one or more days of the first of which an individual is not employed by the Employer; provided however, if as of the day before the REA Effective Date, service was not required to be taken into account under the provisions of section 410(a) or 411(a) of the Code, then this paragraph (2) shall not cause such service to be taken into account.

         (b) Elapsed Time Method. "Break in Service" means, if the elapsed time method is elected in the Adoption Agreement:

                 (1) before the REA Effective Date, a Severance of at least 12 consecutive months; and

                 (2) on and after the REA Effective Date, a Severance of at least 60 consecutive months; provided however, if as of the day before the REA Effective Date, service was not required to be taken into account under the provisions of section 410(a) or 411(a) of the Code, then this paragraph (2) shall not cause such service to be taken into account. In the case of an individual who incurs an absence from work, beginning on or after the REA Effective Date, for maternity or paternity reasons, as defined in Section 1.34(c), a Break in Service shall not begin earlier than one year after it would otherwise begin.

1.11 Code. "Code" means the Internal Revenue Code of 1986, as amended at the particular time applicable. A reference to a section of the Code shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

1.12     Compensation.

         (a) General. "Compensation" shall have the meaning selected in the Adoption Agreement, excluding such items as may be selected in the Adoption Agreement and, if elected in the Adoption Agreement, as modified to include the safe-harbor add-back (described below). Compensation for any part of a Plan Year in which an Employee is not a Participant shall be taken into account only if so provided in the Adoption Agreement; and separate elections may be made for purposes of (1) allocating contributions and generally under the Plan; and
(2) section 401(k) and (m) discrimination testing under Sections 3.1(e), 3.2(b), 1.3 and 1.4. In the case of a Participant whose employment classification changes so that either he is no longer an Eligible Employee or he becomes an Eligible Employee, Compensation for all purposes of the Plan shall not be taken into account for any period that he is not an Eligible Employee. Compensation shall further be construed in accordance with other selections in the Adoption Agreement.





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         (b)     Base Definitions.  The following base definitions of
Compensation referred to in the Adoption Agreement shall have the following meanings:

                 (1) "W-2, Total Compensation Box" means the total wages as defined in section 3401 of the Code and all other payments of compensation by the Employer (in the course of its trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code but excluding amounts paid or reimbursed for moving expenses to the extent it is reasonable to believe (at the time of payment) that the amounts are deductible by the Employee under section 217 of the Code; determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

                 (2) "Earnings Subject to Federal Income Tax Withholding" means the total wages as defined in section 3401(a) of the Code (for purposes of income tax withholding at the source) from the Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

                 (3) "General Section 415 Definition" means wages, salaries, other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan), and earned income (within the meaning of section 401(c)(2) of the Code) from the Employer and all Affiliates. The term includes income from sources outside the United States (as defined in section 911(b) of the Code) and is determined without regard to the exclusions from gross income in sections 931 and 933 of the Code. The term excludes the following:

                          (A)     Employer contributions to a plan of deferred
compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                          (B)     amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                          (C)     amounts realized from the sale, exchange or
other disposition of stock acquired under a qualified stock option; and

                          (D)     other amounts which receive special tax
benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                 (4)      "FICA Definition" means the total wages as defined in
section 3121(a) of the Code, for purposes of calculating social security taxes, from the Employer but determined without regard to the wage base limitation in section 3121(a)(1) of the Code, the limitations on the exclusions from wages in section 3121(a)(5)(C) and (D) of the Code for elective contributions and payments by reason of salary reduction agreements the special rules in section 3121(V) of the Code (applicable to certain elective contributions and no qualified deferred compensation), any rules that limit covered employment based on the type or location of an employee's employer, and any rules that limit the remuneration





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

included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in section 3121(b)(1) through (20) of the Code).

         (c) Safe-Harbor Exclusion. The Safe-Harbor Exclusion, if elected in the Adoption Agreement, will cause to be excluded from the definition of Compensation, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

         (d) Safe-Harbor Add-Back. The Safe-Harbor Add-Back, if elected in the Adoption Agreement, will cause the definition of Compensation to include amounts that otherwise would have been included within the definition but for section 402(a)(8) of the Code (relating to a salary reduction election under section 401(k) of the Code), section 125 of the Code (relating to the cafeteria or flexible benefit plans), section 402(h) of the Code (relating to SEPs), section 403(b) of the Code (relating to certain tax deferred annuities), section 457(b) of the Code (relating to deferred compensation plans of state and local governments and tax-exempt organizations) or section 414(h)(2) of the Code (relating to certain picked-up employee contributions).

         (e) Self-Employed Individuals. Notwithstanding any other provision of the Plan, "Compensation" means with respect to a Self-Employed Individual, his Earned Income, plus the Safe-Harbor Add-Back if elected in the Adoption Agreement. In the event any exclusions from Compensation are elected in the Adoption Agreement, the Administrator shall limit the amount of a Self-Employed Individual's Earned Income taken into account under the Plan to the same proportion of Compensation (before the exclusions) that is taken into account (after giving effect to the exclusions) for other Employees.

         (f) Section 401(a)(17) Limitation. For any Plan Year beginning on or after January 1, 1989, only the first $200,000 (as adjusted by the Secretary of Treasury at the same time and in the same manner as under section 415(d) of the Code) (only the first $150,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) for any Plan Year beginning on or after January 1, 1994) of a Participant's Compensation shall be taken into account; provided, however, that this limitation shall be inapplicable to the extent provided in Internal Revenue Service Notice 88-131 (or other Internal Revenue Service pronouncements). In applying this limitation to any Five-Percent Owner or Highly Compensated Employee who is in the group of the 10 Highly Compensated Employees with the greatest Adjusted Compensation for the Plan Year, such Participant's spouse and lineal descendants who have not attained age 19 before the close of the Plan Year shall be aggregated with such Participant and shall be treated as a single Participant. If, as a result of these rules, the adjusted $200,000 limitation (adjusted $150,000 limitation for Plan Years beginning on or after January 1, 1994) is exceeded, then (except for purposes of determining the portion of Compensation up to the Taxable Wage Base specified in an Adoption Agreement in the case of a Plan with an integrated allocation formula), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation prior to application of this limitation. If a Plan Year consists of less than 12 months, then the adjusted $200,000 limitation (adjusted $150,000 limitation for Plan Years beginning on or after January 1, 1994) for such Plan Year shall be multiplied by the fraction, the numerator of which is the number of months in the short Plan Year and the denominator which is 12.

1.13 Deductible Voluntary Contribution Account. "Deductible Voluntary Contribution Account" means a subaccount of each Participant's Account which reflects the Participant's deductible voluntary contributions, as adjusted in accordance with Article 5.

1.14 Determination Date (for Top-Heavy Test). "Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding





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Plan Year, and, for the first Plan Year of the Plan, the last day of that Plan
Year.

1.15 Determination Period (for Top-Heavy Test). "Determination Period" means, with respect to any Plan Year, the five Plan Years ending on the Determination Date with respect to such Plan Year.

1.16 Disability. "Disability" means a disability caused by an injury or disease which was not intentionally self-inflicted and which prevents an Employee from performing his regular duties. The existence of a Disability shall be determined by the Administrator on the basis of such evidence as it determines to be satisfactory and under nondiscriminatory rules uniformly and consistently applicable to all Employees under similar circumstances.

1.17 Earned Income. "Earned Income" means, with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by section 164(f) of the Code for taxable years beginning after 1989.

1.18 Effective Date. "Effective Date" means the date identified as such in the Adoption Agreement. If the Plan has not been amended previously to comply with the Tax Reform Act of 1986 and subsequent Treasury Regulations and legislation through the Technical and Miscellaneous Revenue Act of 1988, then such earlier effective dates as are specified in the Plan for particular provisions shall be applicable.

1.19     Eligible Employee.

         (a) "Eligible Employee" means, except as provided below, an Employee of the Employer meeting the criteria of the Eligible Employee Item of the Adoption Agreement.

         (b) An Employee shall not be an Eligible Employee if he is within a unit of Employees covered by an agreement determined by the Secretary of Labor to be a collective bargaining agreement between employee representatives and one or more Employers if the retirement benefits provided by the Plan were the subject of good faith bargaining between such employee representatives and such Employer or Employers and if such agreement does not provide for the inclusion in the Plan of Employees in such unit or the Adoption Agreement does not specifically state that such Employees shall be Eligible Employees. In determining whether there is a collective bargaining agreement between employee representatives and one or more Employers, the term "employee representatives" shall not include any organization more than one-half of the members of which are employees who are owners, officers, or executives of the employer.

         (c) Any leased employee shall be treated as an Eligible Employee if the Employer is the recipient employer but only if the Adoption Agreement specifically states that leased employees are to be Eligible Employees; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. The preceding sentence shall not apply (so that leased employees may not be covered by the Plan) to any leased employee with respect to services performed after December 31, 1986 if leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce and if such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten





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

percent of Adjusted Compensation, (2) immediate participation, and (3) full and immediate vesting. For purposes of this subsection, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer.

         (d) An Employee shall not be an Eligible Employee if he is a nonresident alien who does not receive any earned income from the Employer which constitutes United States source income unless the Adoption Agreement specifically states that such Employees shall be Eligible Employees.

1.20 Employee. "Employee" means any person (including a Self-Employed Individual) employed by the Employer.

1.21 Employer. "Employer" means the person or entity first designated as such in the Adoption Agreement and any of the following which are further designated in the Adoption Agreement, and the successors and assigns of any of them:

         (a) any other person or entity which, together with the Employer first designated, constitute a controlled group of corporations within the meaning of section 414(b) of the Code or a group of trade or businesses under common control within the meaning of section 414(c) of the Code; or

         (b) an organization which, together with the Employer first designated, is a member of an affiliated service group (as defined in section 414(m) of the Code), or any other entity required to be aggregated with the Employer first designated under section 414(o) of the Code.

1.22 Employer Contribution Account. "Employer Contribution Account" means a subaccount of each Participant's Account which reflects the Employer's contributions under Sections 3,2 and 3.3 of the Plan and any forfeitures allocated thereto as adjusted in accordance with Article 5. An Employer Contribution Account may include a subaccount, the Employer Matching Account.

1.23 Employer Matching Account. "Employer Matching Account" means a subaccount of each Participant's Employer Contribution Account which reflects the Employer's contributions under Section 3.2 of the Plan and any forfeitures allocated thereto, as adjusted in accordance with Article 5.

1.24 Employment Commencement Date. "Employment Commencement Date" means, with respect to an Employee, the first day for which he is paid or entitled to be paid for the performance of duties.

1.25 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, at the particular time applicable. A reference to a section of ERISA shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

1.26 Family Member. "Family Member," with respect to another individual, means an individual who, at any time during the Plan Year, is an Eligible Employee and who bears one of the following relationships to the other individual, spouse, lineal ascendant or descendant or spouse of a lineal ascendant or descendant.

1.27     Five-Percent Owner.  "Five-Percent Owner" means:

         (a) if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of sections 318 and 416 of the Code) more than 5 percent of the outstanding stock of the Employer or stock possessing





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

more than 5 percent of the total combined voting power of all stock of the Employer; or

         (b) if the Employer is not a corporation, any person who owns more than 5 percent of the capital or profits interest in the Employer.

1.28     Highly Compensated Employee.

         (a) General. "Highly Compensated Employee," with respect to a Plan Year, means, as determined under section 414(q) of the Code and the Treasury Regulations thereunder, an individual who, at any time during the Plan Year is an Eligible Employee, and who, during the Plan Year or the preceding twelve month period:

                 (1)      was at any time a Five-Percent Owner;

                 (2) received Adjusted Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code);

                 (3) received Adjusted Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was in the group consisting of the top 20 percent of the Employees when ranked on the basis of Adjusted Compensation paid during the year; or

                 (4) (effective for Plan Years commencing after December 31, 1986) was at any time an officer and received Adjusted Compensation from the Employer greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such year.

         (b) Operating Rules. The determination of Highly Compensated Employees shall be made in accordance with the following

                 (1)      An Employee shall hot be treated as described in
(a)(2), (3) or (4) above for the Plan Year Under consideration (as opposed to the preceding twelve-month period) unless such Employee is one of the 100 Employees who receive the most Adjusted Compensation from the Employer during such Plan Year.

                 (2) For purposes of (a)(4) above, no more than 50 Employees (or, if lesser, the greater of 3 Employees or 10% of all Employees) shall be treated as officers for any Plan Year or for any relevant twelve month period preceding a Plan Year.

                 (3) If no officers have Adjusted Compensation sufficient to qualify under (a)(4) for a particular Plan Year or for a relevant twelve month period preceding a Plan Year, the highest paid officer during the applicable period shall be treated as described in (a)(4) above for the applicable period.

                 (4) For purposes of determining the number of Employees under (a)(3) or (b)(2), the Employees described in section 414(q)(8) of the Code shall be disregarded.

                 (5) The Employer shall be treated as including any other entities required to be aggregated under section 414 of the Code.

         (c) Alternative Definitions. In lieu of the foregoing, the Administrator, in its discretion, may use the simplified method of identifying Highly Compensated Employees under Revenue Procedure 93-42 or any other method permitted by the Internal Revenue Service using such "snapshot day" as it shall deem appropriate.

1.29 Hour of Service. "Hour of Service" means each of the following, determined (if the hour-counting method is elected in the Adoption Agreement for





                                     1 - 9
eligibility and/or vesting purposes or if a minimum Hours of Service requirement is elected in an Adoption Agreement for purposes of sharing in contributions) on the basis elected in the Adoption Agreement:

         (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties, which hours shall be credited to such individual for the computation period or periods in which the duties are performed;

         (b) each hour for which an Employee is paid, or entitled to payment, on account of a period of time during which no work is performed (irrespective of whether his employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but excluding any payments which solely reimburse him for medical or medically related expenses and excluding any payments made or due under a plan maintained solely for the purposes of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; provided however, no more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and provided further that Hours of Service under this paragraph Shall be calculated and credited pursuant to section 2530.200b-2 of the Department Of Labor Regulations which are incorporated herein by this reference;

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to with respect to an Employee; provided however, that the same Hours of Service shall not be credited both under Subsection (a) or subsection (b), as the case may be, and under this subsection
(c); and provided further, that Hour of Service for back pay awarded or agreed to with respect to periods described in subsection (b) shall be subject to the limitations set forth therein and shall be calculated pursuant to the regulations referred to therein; and provided further, that these Hours of Service shall be credited to such individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

         (d) each hour for which an Employee would have received credit during Military Service if his employment status immediately prior thereto had continued.

         (e) For purposes of determining service under (a), (b) and (c) above, service (including service as a Self- Employed Individual) for the following shall be treated as if it were service for the Employer:

                 (1)      each Affiliate;

                 (2) each predecessor employer within the meaning of, and to the extent required under, section 414(a) of the Code; and

                 (3) each other employer identified in the Adoption Agreement for service crediting purposes.

1.30 Key Employee. "Key Employee," with respect to any Plan Year, means, as determined under section 416(i) of the Code and the regulations thereunder, any person (including a deceased person) who, at any time during the Determination Period with respect to such Plan Year, is:

         (a) an officer of the Employer (or any other employer taken into account under section 414 of the Code) who:

                 (1) has Adjusted Compensation greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code for any such Plan Year, and





                                     1 - 10

                 (2) is taken into account under section 416(i) of the Code;

         (b)     one of the 10 Employees who:

                 (1) owns (or is considered as owning within the meaning of sections 318 and 416(i) of the Code) both more than a percent ownership interest in value and one of the 10 largest percentage ownership interests in value of the Employer; and

         (2) has (during the Plan Year of ownership) Adjusted Compensation from the Employer (and any other employers taken into account under section 414 of the Code) of more than the limitation in effect under section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends;

         (c)     a Five-Percent Owner; Or

         (d) a 1-percent owner (as defined in section 416(i) of the Code) of the Employer having Adjusted Compensation from the Employer (and any other employers taken into account under section 414 of the Code) of more than $150,000.

1.31 Military Service. "Military Service" means, with respect to a person employed immediately prior thereto by the Employer the periods of time that he spends in the Armed Forces of the United states, or its equivalent recognized pursuant to federal law, provided he returns to the service of the Employer within such period, if any, as is then provided by law for the protection of his reemployment rights, and provided he has not been employed elsewhere before returning to work for the Employee.

1.32 Nondeductible Voluntary Contribution Account. "Nondeductible Voluntary Contribution Account" means a subaccount of each Participant's Account which reflects the Participant's nondeductible voluntary contributions, as adjusted in accordance with Article 5.

1.33 Noneffective Contribution Account. "Nonelective Contribution Account" means a subaccount of each Participant's Section 401(k) Account which reflects contributions on behalf of such Participant under Section 3.1(b) and (c) (which shall be separately accounted for within this Account) and any forfeitures allocated thereto, as adjusted in accordance with Article 5.

1.34 Non-highly Compensated Employee. "Non-highly Compensated Employee" means an individual who is not a Highly Compensated Employee and who, at any time during the Plan Year, is an Eligible Employee.

1.35     Normal Retirement Age.  "Normal Retirement Age" means age 65.

1.36     One-Year Break.

         (a)     Hour-Counting Method.

                 (1) "One-Year Break" means, if the hour-counting method is elected in the Adoption Agreement, a Service Computation Period (as defined in the Adoption Agreement) during which an individual does not complete more than 500 Hours of Service.

                 (2) Solely for purposes of determining whether a One-Year Break has occurred in a computation period, an individual who incurs an absence from work, beginning on or after the REA Effective Date, for maternity or paternity reasons (as defined in (c) below) shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours of Service cannot be determined, 8 Hours of Service per day of such absence, and such Hours of Service shall be credited to the computation period in which the absence begins if such crediting





                                     1 - 11
would prevent a One-Year Break in that computation period or, in any other case, to the following computation period.

         (b)     Elapsed Time Method.

                 (1) "One-Year Break" means, if the elapsed time method is elected the Adoption Agreement, a Severance of at least 12 consecutive months.

                 (2) In the case of an individual who incurs an absence from work beginning on or after the REA Effective Date, for maternity or paternity reasons, as defined in (c) below, a One-Year Break shall not begin earlier than one year after it would otherwise begin.

         (c) Maternity or Paternity Reasons. For purposes of (a) and (b) above, an absence for maternity or paternity reasons means an absence:

                 (1)      by reason of the pregnancy of the individual;

                 (2)      by reason of the birth of a child of the individual;

                 (3) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

                 (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.37 Owner-Employee. "Owner-Employee" means, if the Employer is not incorporated, an individual who is a sole proprietor of the Employer, or who is a partner in the Employer owning more than 10 percent of either the capital or profits interest of the partnership.

1.38 Participant. "Participant" means a person who has become a Participant as provided under Article 2. Any such person shall remain a Participant as long as an Account is maintained for him under the Plan. The making of a rollover contribution under Section 3.9 by an Eligible Employee who has not yet become a Participant (if elected in the Adoption Agreement)as provided under Article 2 shall not result in the Eligible Employee becoming a Participant any earlier than provided under Article 2.

1.39 Permissive Aggregation Group (for Top-Heavy Test). "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer (or any other employer taken into account under section 414 of the Code) which the Employer elects to aggregate and which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

1.40 Plan. "Plan" means the plan set forth in this document and in the Adoption Agreement as adopted by the Employer, and if amended at any time, then as so amended.

1.41 Plan Assets. "Plan Assets" means the assets of the Plan at the particular time applicable.

1.42 Plan Year. "Plan Year" means the period so designated in the Adoption Agreement.

1.43 Present Value (for Top-Heavy Test). "Present Value" means, with respect to a defined benefit plan, the present value based on the interest and mortality rates specified in the Adoption Agreement for purposes of computing the top-heavy ratio. The actuarial assumptions used for all plans within the same aggregation group must be the same.





                                     1 - 12

1.44 Profits (for Profit Sharing Plans). "Profits" means the Employer's net income or profits for its taxable year ending with or within the Plan Year and for all prior taxable years determined by the Employer upon the basis of its books of account in accordance with sound accounting practices, without any deduction for current taxes based upon income and for current contributions made by the Employer under this Plan or any other plan that is qualified under section 401 of the Code.

1.45 Prototype Sponsor. "Prototype Sponsor" means The Fifth Third Bank of Cincinnati, Ohio.

1.46 REA Effective Date. "REA Effective Date" means the first day of the first Plan Year beginning after December 31, 1984.

1.47 Reemployment Commencement Date (for Elapsed Time Method). "Reemployment Commencement Date" means the first day, after a Severance, for which an Employee is paid or entitled to be paid for the performance of duties.

1.48 Required Aggregation Group (for Top-Heavy Test). "Required Aggregation Group" means:

         (a) each qualified plan or simplified employee pension of the Employer (or any other employer taken into account under section 414 of the Code) in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and

         (b) any other qualified plan of the Employer (or any other employer taken into account under section 414 of the Code) which enables a plan described in subsection (a) to meet the requirements of section 401(a)(4) or 410 of the Code.

1.49 Rollover Account. "Rollover Account" means a subaccount of each Participant's Account which reflects his rollover contributions, if any, as adjusted in accordance with Article 5. Pursuant to Section 3.9, a Rollover Account may be established for an Eligible Employee making a rollover contribution prior to becoming a Participant (if elected in the Adoption Agreement); and in such a case, the Rollover Account shall represent the Eligible Employee's allocable share of Plan Assets.

1.50 Section 401(k) Account. "Section 401(k) Account" means a subaccount of each Participant's Account which reflects contributions on behalf of such Participant under Section 3.1 of the Plan and any forfeitures allocated thereto, as adjusted in accordance with Article 5. A Section 401(k) Account may include a subaccount, the Nonelective Contribution Account.

1.51 Self-Employed Individual. "Self-Employed Individual" means, if the Employer is not incorporated, any individual who has Earned Income for the Employer's taxable year ending with or within the Plan Year from the trade or business for which the Plan is established and any individual who would have had Earned Income but for the fact that the trade or business had no Profits for such taxable year.

1.52     Service (for Elapsed Time Method).

         (a) "Service" means, with respect to an Employee for purposes of eligibility and vesting, the sum of the following periods (whether or not continued), provided that no period of time shall be counted more than once:

                 (1) each period beginning on an Employment Commencement Date or Reemployment Commencement Date and ending with the next Severance;

                 (2)      any separation from Service of 12 months or less; and





                                     1 - 13

                 (3)      Military service.

         (b) For purposes of determining service under (a)(1) and (2) above, service (including service as a Self-Employed Individual) for the following shall be treated as if it were service for the Employer:

                 (1)      each Affiliate;

                 (2) each predecessor employer within the meaning of, and to the extent required under, section 414(a) of the Code; and

                 (3) each other employer identified in the Adoption Agreement for service crediting purposes.

         (c) Anything in the Plan to the contrary notwithstanding, the following transition rules shall apply in the case of an individual who transfers from a class of Employees for whom service has been computed on the basis of Hours of Service during 12-month computation periods. Such an individual shall receive credit for a period of service consisting of:

                 (1) the number of Years of Service credited to him before the computation period in which the transfer occurs plus

                 (2)      the greater of

                          (A)     the period of service that would be credited
to him under the elapsed time method under (a) above for his service during the entire computation period in which the transfer occurs or

                          (B)     the service taken into account under the
computation periods method as of the date of the transfer.

                 In addition, the individual shall receive credit for service subsequent to the transfer commencing on the day after the last day of the computation period in which the transfer occurs.

1.53 Severance (for Elapsed Time Method). "Severance" means, with respect to an Employee, an absence from employment from the Employer and all Affiliates beginning on the earliest of death, quit, discharge, retirement or the first anniversary of any other absence (with or without pay).

1.54 Surviving Spouse. "Surviving Spouse" means a Participant's surviving spouse (who, in the case of the Qualified Joint and Survivor Annuity, is the spouse to whom the Participant was married on the date on which his benefit payments commenced) except to the extent that a former spouse is treated as such, for purposes of the Plan, under a qualified domestic relations order as described in section 414(p) of the Code.

1.55 Top-Heavy Plan. "Top-Heavy Plan" means the Plan, for any Plan Year beginning after December 31, 1983, if any of the following conditions exists:

         (a) if this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans and the Top-Heavy Ratio for this Plan exceeds 60 percent;

         (b) if this Plan is a part of Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

         (c) if this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.





                                     1 - 14

1.56     Top-Heavy Ratio.  "Top-Heavy Ratio" means the following:

         (a) If the Plan is not aggregated with any defined benefit plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances, under this Plan and any aggregated defined contribution plans, of all Key Employees and the denominator of which is the sum of all account balances of all participants.

         (b) If the Plan is aggregated with one or more defined benefit plans, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the Present Value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the Present Value of accrued benefits under the defined benefit plans for all participants.

         (c) For purposes of (a) and (b) above, the Top-Heavy Ratio shall be determined in accordance with section 416 of the Code and the applicable regulations thereunder, including, without limitation, the provisions relating to rollovers and transfers and the following provisions:

                 (1) The value of account balances under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

                 (2) The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the determination dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

                 (3) The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

                 (4) A simplified employee pension shall be treated as a defined contribution plan; provided however, at the election of the Employer, the Top-Heavy Ratio shall be computed by taking into account aggregate employer contributions in lieu of the aggregate of the accounts of employees.

                 (5) Distributions (including distributions under a terminated plan which had it not been terminated would have been included in the Required Aggregation Group) within the 5-year period ending on a determination date shall be taken into account.

                 (6) Defined contribution account balances shall be increased to reflect any contribution not actually made as of a determination date but required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

                 (7) Deductible voluntary contributions shall not be included.

                 (8) There shall be disregarded the account balances and accrued benefits of a Participant

                          (A)     who is not a Key Employee but who was a Key
Employee in a prior Plan Year; or

                          (B)     with respect to a plan year beginning after
1984, who has not performed services for the employer maintaining the plan at any time during the 5-year period ending on the determination date.





                                     1 - 15

                 (9) Effective for Plan Years beginning after December 31, 1986, the accrued benefit of a Participant other than a Key Employee shall be determined (A) under the method, if any, which uniformly applies for accrual purposes under all defined benefit plans of the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

1.57 Trust. "Trust" means the trust established, with respect to the Plan, under the Trust Agreement.

1.58 Trust Agent. "Trust Agreement" means the trust agreement which is identified in the Adoption Agreement as the trust agreement under which the Plan Assets are held.

1.59     Trustee.  "Trustee" means the Trustee under the Trust Agreement.

1.60     Year of Service.

         (a)     General.  "Year of Service" means:

                 (1) if the hour-counting method is elected in the Adoption Agreement, a Service Computation Period (as defined in the Adoption Agreement) during which an Employee is credited with at least 1000 Hours of Service; or

                 (2) if the elapsed time method is elected in the Adoption Agreement, 12 months of Service. Nonsuccessive periods of Service shall be aggregated, and less than whole year periods of Service (whether or not consecutive) shall be aggregated on the basis that 12 months of Service (30 days are deemed to be a month in the case of aggregation of fractional months) equal a whole Year of Service.

If a Service Computation Period (if the hour-counting method is elected) is the Plan Year and if a short Plan Year is created because of an amendment changing the Plan Year, then for purposes of determining whether an Eligible Employee is credited with at least 1000 Hours of Service in the Service Computation Period which otherwise would end on the last day of the short Plan Year (and for determining whether a One-Year Break has occurred), such Service Computation Period shall be treated as including the period after such short Plan Year through the date the Plan Year previously in effect would have ended.

         (b) Rule of Parity. If an Employee who does not have any nonforfeitable right to an Employer Contribution Account or Section 401(k) Account incurs a Break in Service, then, for purposes of eligibility and vesting, all of his Years of Service (if the hour-counting method applies) or Service (if the elapsed time method applies) prior to such Break in Service shall be disregarded if such Break in Service equals or exceeds his Years of Service or his Service before such Break in Service, provided that such prior service shall not include any service disregarded by reason of any prior Breaks in Service.

         (c) Eligibility. If it is specified under the Adoption Agreement that each Participant's Employer Contribution Account is fully vested after not more than 2 Years of Service, and if an Employee incurs a One-Year Break before completing 2 Years of Service, then all of his Years of Service credited to him for eligibility purposes before the commencement of such One-Year Break shall be disregarded.

         (d) Vesting. In addition to any service disregarded pursuant to selections in the Adoption Agreement, if the Plan was in existence before the Effective Date, then Years of Service (if the hour-counting method applies) or Service (if the elapsed time method applies) before the Effective Date shall be disregarded for vesting purposes if such service would have been disregarded





                                     1 - 16
under the rules of the Plan with regard to breaks in service as in effect on the applicable date prior to the Effective Date. Such rules mean rules relating to circumstances under which a period of an employee's service or plan participation is disregarded, for purposes of determining the extent to which his rights to his account derived from Employer contributions are unconditional, if under such rules such service is disregarded by reason of such employee's failure to complete a required period of service within a specified period of time.

         (e) Other Federal Law. Anything in the Plan to the contrary notwithstanding, in determining an Employee's service, he shall be entitled to such credit, if any, as is required by federal law.





                                     1 - 17

                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION


2.1 Requirements. Each Eligible Employee shall be a Participant but no earlier than the first Entry Date (as defined in the Adoption Agreement) coinciding with or next following the date on which he meets the eligibility age and service requirements specified in the Adoption Agreement. If an Eligible Employee meets such age and service requirements on an Entry Date and if (subject to Section 2.2) he is an Eligible Employee on such Entry Date, then he shall become a Participant on such Entry Date. Anything in the foregoing to the contrary notwithstanding, if the Plan was in existence before the Effective Date, then any person who was a Participant therein immediately before the Effective Date shall continue to be a Participant.

2.2 Absences and Severances of Less Than 12 Months (Elapsed Time Method). If the elapsed time method is elected in the Adoption Agreement, then:

         (a) Absences. If, on the Entry Date determined under Section 2.1, an Eligible Employee is absent from employment for reasons other than quit, discharge, or retirement, and if he returns to employment within 12 months, then, upon the termination of such absence, and provided he is an Eligible Employee, he shall become a Participant retroactive to such Entry Date.

         (b)     Severances.  If an Employee's Entry Date determined under
Section 2.1 falls within a period of Severance of 12 months or less taken into account as Service under Section 1.52, then, provided he is an Eligible Employee, he shall become a Participant on the date on which such period of Severance ends.

2.3      Special Rules for Covering Owner-Employees.

         (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, then this Plan and the plan established for the other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) of the Code for the employees of this and all the other trades or businesses.

         (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

         (c) If an Owner-Employee controls the trade or business for which this Plan is established and also is covered as an owner-employee (within the meaning of section 401(c)(3) of the Code) under the plans of two or more trades or businesses which he does not control, then the contributions for the Participants under this Plan must be as favorable as those provided for the Owner-Employee under the most favorable plan of the trade or business which he does not control.

         (d) For purposes of the preceding subsections, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                 (1) own the entire interest in an unincorporated trade or business, or





                                     2 - 1

                 (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.4 Reemployment. If a former Participant is reemployed as an Eligible Employee, and if his prior Years of Service are not disregarded under Section 1.60, then he shall become a Participant immediately upon such reemployment.

2.5      Change of Employee Classification.

         (a) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, but has not incurred a Break in Service, such individual will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the break in service rules of Section 1.60 of the Plan.

         (b) In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.





                                     2 - 2

                                   ARTICLE 3

                       CONTRIBUTIONS AND THEIR ALLOCATION


3.1      Section 401(k) Contributions.

         (a)     Elective Deferrals.

                 (1) Salary Reduction. In the case of a profit sharing plan, if a Section 401(k) feature is elected in the Adoption Agreement, each Participant who is an Eligible Employee may enter into a salary reduction agreement with the Employer whereby he authorizes the Employer to reduce his Compensation (which would otherwise be payable absent such an agreement), or any part thereof, by such percentage or dollar amount (subject to such limitations as may be imposed under the Adoption Agreement) as he shall specify. Under the Adoption Agreement, the Administrator may set uniform maximum and/or minimum limits on the percentage or dollar amount of a Participant's Compensation that may be reduced for any Plan Year or for any period during a Plan Year. Contributions of this type may be referred to in the Plan as elective deferrals or as salary reduction contributions.

                 (2) $7,000 Annual Limit. In no event shall a Participant's Compensation in any calendar year be reduced by a salary reduction agreement under (1) (and under all other plans, contracts or arrangements of the Employer which allow elective deferrals within the meaning of section 402(g)(3) of the Code) in an amount greater than $7,000 (or such greater amount as may be prescribed by the Secretary of the Treasury or his delegate).

                 (3) Contribution to the Plan. Subject to the limits under Article 4 of the Plan and (2) above, the Employer shall reduce the Participant's Compensation (which would otherwise be payable absent such an agreement), or part thereof, by the percentage or amount elected by the Participant in accordance with the terms of the Plan and shall contribute such amounts to the Plan on behalf of such Participant. Such contributions shall be credited to the Participant's Section 401(k) Account. Such contributions shall be made as soon as the Employer can reasonably segregate such amounts, not to exceed 90 days from the date such amounts would have otherwise been payable to the Participant.

                 (4) Effect of Hardship Withdrawal. In the event an Eligible Employee makes a hardship withdrawal under Section 7.2(b):

                          (A)     the Participant's salary reduction agreement
shall immediately terminate and the Participant may not enter a new salary reduction agreement for at least 12 months after receipt of the hardship withdrawal; and

                          (B)     for the Participant's taxable year following
the taxable year of the hardship withdrawal, the Participant's salary reduction contributions may not exceed the applicable limit under section 402(g) of the Code for that taxable year less the amount of such Participant's salary reduction contributions for the taxable year of the hardship withdrawal.

                 (5) Procedural Matters. A Participant may enter, change or terminate a salary reduction agreement under (1) in accordance with the provisions adopted by the Employer in the Adoption Agreement. In no event may a salary reduction agreement be entered into retroactively. In addition, the Employer may require or allow a Highly Compensated Employee or Family Member to reduce the percentage or amount specified in his salary reduction agreement to the extent that the Employer reasonably anticipates that without the reduction, the limits set forth in Section 3.1(e) or Article 4 would be exceeded for the Plan Year. A Participant's salary reduction agreement shall terminate if his employment status changes so that he is no longer an Eligible Employee.





                                     3 - 1

         (b)     ONECs.

                 (1) Optional ONECs. If elected in the Adoption Agreement, the Employer shall contribute to the Plan an amount determined pursuant to the Adoption Agreement for allocation to the Nonelective Contribution Accounts of those Participants entitled under the Adoption Agreement to receive an allocation of this type of contribution. Subject to the limitations of Article 4 of the Plan, as of the last Accounting Date for a Plan Year, there shall be allocated to the Nonelective Contribution Account of each Participant qualified, under the Adoption Agreement, to receive such an allocation:

                          (A)     if the allocation method selected in the
Adoption Agreement provides for the allocation to be made proportionate to Compensation, that portion of the Employer's contribution for the Plan Year that bears the same ratio to the total amount of such contribution as the Compensation of such Participant for such Plan Year bears to the total amount of the Compensation of all such Participants for such Plan Year; and/or

                          (B)     the same flat dollar amount allocable to all
other qualified Participants, if this allocation method is selected in the Adoption Agreement.

                 (2)      Failsafe ONEC.

                          (A)     The Employer, in its sole discretion, may
contribute to the Plan for allocation to the Nonelective Contribution Accounts of those Participants entitled under (B) below to receive an allocation, such amount as it determines appropriate to satisfy the nondiscrimination tests of section 401(k)(3)(A) and 401(m)(2) of the Code for a Plan Year. Any such contribution shall be allocated as of the last Accounting Date for the Plan Year for which the Employer makes the contribution.

                          (B)     Only Participants who are Eligible Employees
at any time during the Plan Year and who are not Highly Compensated Employees with respect to the Plan Year shall be qualified to receive an allocation of any contribution under (A) above for a Plan Year; provided that any such contribution shall be allocated by making the maximum permissible allocation permitted under Article 4 beginning with the Participant with the least Compensation for the Plan Year and continuing such maximum permissible allocation to each such Participant in order of Compensation (least Compensation to highest Compensation) until the entire contribution is allocated.

The types of contributions under this subsection (b) may be referred to in the Plan as a qualified nonelective contribution.

         (c) Matching Contributions to Nonelective Contribution Accounts. If elected in the Adoption Agreement, the Employer shall make matching contributions to the Nonelective Contribution Accounts of those Participants for whom salary reduction contributions are made under (a) above for the Plan Year and who also are qualified under the Adoption Agreement to receive such a matching contribution. Such a matching contribution shall be allocated under the method(s) selected in the Adoption Agreement. In the event the rate of matching contribution (determined after corrective distribution of elective deferrals under sections 401(k) or (m) or 402(g) of the Code) is determined by the Administrator to be discriminatory in favor of one or more Highly Compensated Employees, the Administrator shall forfeit that part of such matching contribution (as adjusted in accordance with Article 5) as is necessary to make such rate nondiscriminatory (and in such a case the contributions shall be disregarded under the Plan's provisions relative to sections 401(k)(3) and 401(m)(2) of the Code).





                                     3 - 2

This type of contribution may be referred to in the Plan as a qualified matching contribution.

         (d) Time for Contributions. Contributions under (b) and (c) for a Plan Year shall be made no later than the end of the Plan Year following the Plan Year to which the contributions relate (or such later time as may be permitted by Treasury Regulations or the Internal Revenue Service).

         (e) Limitation on Section 401(k) Contributions. The Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees shall not exceed the greater of:

                 (1) 1.25 times the Actual Deferral Percentage for the Participants who are Non-highly Compensated Employees; or

                 (2)      the lesser of:

                          (A)     2 times the Actual Deferral Percentage for
the Participants who are Non-highly Compensated Employees, provided that the Actual Deferral Percentage for the Participants who are Highly Compensated Employees shall not exceed the Actual Deferral percentage for Participants who are Non-highly Compensated Employees by more than 2 percentage points; or

                          (B)     such amount as the Secretary of the Treasury
or his delegate may prescribe to prevent multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         (f)     Return of Excess Elective Deferrals.

                 (1) Participant Election. If amounts are includable in a Participant's gross income under section 402(g) of the Code for a taxable year of the Participant, the Participant may elect to receive a distribution from his Section 401(k) Account in an amount up to the sum (or difference) of:

                          (A)     the lesser of:

                                   (i)     the amount includable in his gross
income under section 402(g) of the Code for the taxable year; or

                                  (ii)     the amount of his salary deferrals
under Section 3.1(a) for the taxable year; plus (or minus)

                          (B)     the income (or loss) allocable to the amount
determined under (A) determined by the Administrator in accordance with Treasury Regulations.

                 (2) Procedure. An election under (1) above shall be made in writing, signed by the Participant, on such form as the Administrator shall direct and shall be effective only if received by the Administrator no later than the first March 1st following the close of the Participant's taxable year to which the election relates. A Participant who has exceeded the limits of
Section 3.1(a)(2) shall be deemed to have made an election hereunder to the extent of such excess.

                 (3) Distribution. Any other provisions of the Plan to the contrary notwithstanding, the amount determined under (1) if properly elected under (2) shall be paid to the Participant as a lump sum no later than the first April 15th following the close of the Participant's taxable year to which the election relates.





                                     3 - 3

                 (4) Effect on Other Provisions. Except to the extent provided by the Secretary of the Treasury or his delegate, distributions hereunder shall be taken into account under Sections 3.1(e) and 3.2(b).

         (g)     Excess Section 401(k) Contributions.

                 (1) Excess Actual Deferral Percentage. If the Actual Deferral Percentage for a Plan Year for the Participants who are Highly Compensated Employees exceeds the maximum amount allowable under Section 3.1(e), then the Administrator shall distribute to each Highly Compensated Employee specified in (b) below from his Section 401(k) Account the sum (or difference) of:

                          (A)     subject to (2) below, the smallest amount (if
any) which, had such amount not been contributed, would have resulted in the maximum permissible Actual Deferral Percentage for the Plan Year for Participants who are Highly Compensated Employees not being exceeded; plus (or minus)

                          (B)     the income (or loss) allocable to the amount
determined under (A) determined by the Administrator in accordance with Treasury Regulations; minus

                          (C)     that part of the distribution (if any) under
(f) above attributable to salary deferrals under Section 3.1(a) of the Plan during the Plan Year.

                 (2) Required Distributees. Those Highly Compensated Employees subject to receiving a distribution under this subsection (g) shall be determined by applying (1) (A), until satisfied, to the Highly Compensated Employees on an individual basis (or, in the case of two or more Highly Compensated Employees with the same ratio, on a pro rata basis) in order of the ratios calculated separately for each such Participant (under Section 1.4 beginning with the Highly Compensated Employees with the greatest such ratio on the basis that the ratio (as if redetermined after application of this Section) for any such Participant shall not be reduced below the ratio (as if redetermined after application of this Section) of any Highly Compensated Employee whose ratio prior to the application of this Section was less than or equal to such Highly Compensated Employee's ratio prior to the application of this Section. Family Members who are disregarded as separate Employees for purposes of the Actual Deferral Percentage test under Section 3.1(e) shall receive a share of the distribution otherwise allocable to the related Highly Compensated Employee in accordance with applicable Treasury Regulations.

                 (3) Alternative Limitation. If the alternative limitation referred to in Section 3.1(e)(2)(B) is exceeded, then the Administrator shall take corrective action under either this Section, Section 3.8, or a combination of the two, as determined by the Administrator.

                 (4) Allocation of Excess. Distributions hereunder shall be from the Participant's Section 401(k) Account (other than his Nonelective Contribution Account) and Nonelective Contribution Account (in proportion to the Participant's salary deferral contributions under Section 3.1(a) for the Plan Year and the matching contributions under Section 3.1(c) thereto for the Plan Year) to the extent of the contributions thereto for the Plan Year plus the income allocable to such contributions and the excess (if any) shall be distributed from the Participant's Nonelective Contribution Account from the amounts attributable to discretionary Employer contributions under Section 3.1(b).

                 (5) Distribution. Any other provisions of the Plan to the contrary notwithstanding, the Administrator shall distribute the amount determined under (1) and (2) above to each Highly Compensated Employee as a lump sum no later than the last day of the following Plan Year; provided however, the





                                     3 - 4

Employer shall be subject to a 10% excise tax under section 4979 of the Code if the distributions are not made before the close of the first 2-1/2 months of such following Plan Year.

                 (6) Effect on Other Provisions. If distributions are made in accordance with this Section 3.1(g) with respect to a Plan year, then the limitations of Section 3.1(e) shall be deemed satisfied for the Plan Year. Except to the extent provided by the Secretary of the Treasury, distributions hereunder shall be taken into account under Article 4.

3.2      Employer Matching Contributions to Employer Matching Accounts.

         (a)     Employer Matches.

                 (1) 401(k) Plan. In the case of a profit sharing plan, if a Section 401(k) feature is part of the Plan pursuant to the Adoption Agreement, and if elected in the Adoption Agreement, the Employer shall make matching contributions to the Employer Matching Accounts of those Participants for whom salary reduction contributions are made under Section 3.1(a) for the Plan Year and who also are qualified under the Adoption Agreement to receive such a matching contribution. Such a matching contribution shall be allocated under the method(s) selected in the Adoption Agreement. In the event the rate of matching contribution (determined after corrective distribution of elective deferrals under sections 401(k) or (m) or 402(g) of the Code) is determined by the Administrator to be discriminatory in favor of one or more Highly Compensated Employees, the Administrator shall forfeit that part of such matching contribution (as adjusted in accordance with Article 5) as is necessary to make such rate nondiscriminatory (and in such a case the contributions shall be disregarded under the Plan's provisions relative to sections 401(k)(3) and 401(m)(2) of the Code).

                 (2) Tax-exempt Employer's 403(b) Match. In the case of a profit sharing plan, if a tax-exempt Employer elects, pursuant to the Adoption Agreement, to make matching contributions based on an Employee's salary reduction contributions under section 403(b) of the Code, the Employer shall make matching contributions to the Employer Matching Accounts of those Participants who make salary reduction contributions (while an Employee and a Participant in this Plan) and who are qualified under the Adoption Agreement to receive such a matching contribution. Such a matching contribution shall be allocated under the method(s) selected in the Adoption Agreement. In the event the rate of matching contribution (determined after corrective distribution of elective deferrals under the Code) is determined by the Administrator to be discriminatory in favor of one or more Highly Compensated Employees, the Administrator shall forfeit that part of such matching contribution (as adjusted in accordance with Article 5) as is necessary to make such rate nondiscriminatory (and in such a case the contributions shall be disregarded under the Plan's provisions relative to sections 401(k)(3) and 401(m)(2) of the
Code).

         (b) Limitation on Employer Matching and Nondeductible Voluntary Contributions. The Actual Contribution Percentage for any Plan Year for Participants who are Highly Compensated Employees shall not exceed the greater of:

                 (1) 1.25 times the Actual Contribution Percentage for the Participants who are Non-highly Compensated Employees; or

                 (2)      the lesser of:

                          (A)     2 times the Actual Contribution Percentage
for the Participants who are Non-highly Compensated Employees, provided that the Actual Contribution Percentage for the Participants who are Highly Compensated





                                     3 - 5

Employees shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than 2 percentage points; or

                          (B)     such amount as the Secretary of the Treasury
or his delegate may prescribe to prevent multiple use of this alternative limitation with respect to any Highly Compensated Employee.

To the extent necessary to avoid a violation of this limitation, amounts contributed under Section 3.1, shall be treated as contributions taken into account under Section 1.3; but only if, and to the extent, the limitations in
Section 3.1(e) would not be violated if such amounts were not taken into account under Section 1.4. The determination and treatment of the separate ratios under Section 1.3 of the Plan for each Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

         (c) Time for Matches and Nondeductible Contributions. Contributions under this Section 3.2 for a Plan Year shall be made no later than the end of the Plan Year following the Plan Year to which the contributions relate (or such later time as may be permitted by Treasury Regulations).

3.3      Employer Contribution.

         (a)     Profit Sharing Plans.

                 (1) General. In the case of a profit sharing plan, in addition to amounts otherwise contributed (if any) under Sections 3.1 and 3.2, the Employer shall contribute to the Plan an amount determined pursuant to the Adoption Agreement, and such contribution shall be allocated among the Participants as provided in the Adoption Agreement. Unless specifically provided for in an Adoption Agreement in the case of a profit sharing plan, contributions, including contributions to a profit sharing plan for Plan Years beginning after December 31, 1985, shall not be conditioned on Profits.

                 (2) Non-Integrated Allocation Formula. If the Adoption Agreement provides for the Employer contributions under this Section 3.3 to be allocated on a non-integrated basis, then subject to the limitations of Article 4, and subject to the top-heavy minimum if applicable, as of the last Accounting Date for a Plan Year, there shall be allocated to the Employer Contribution Account of each Participant entitled to receive such an allocation (determined pursuant to the Adoption Agreement), that portion of the Employer's contribution and any forfeitures allocated with such contribution for such Plan Year that bears the same ratio to the total amount of such contribution and forfeitures as the Compensation of such Participant for such Plan Year bears to the total amount of the Compensation of all such Participants for such Plan Year.

                 (3)      Integrated Allocation Formula.

                          (A)     General.  If the Adoption Agreement provides
for the Employer contributions under this Section 3.3 to be allocated on an integrated basis, then subject to the limitations of Article 4 and the overall permitted disparity limits of (E) below, and subject to the top-heavy minimum if applicable, as of the last Accounting Date for a Plan Year, the Employer contribution under Section 3.3 of the Plan and any forfeitures allocated with such contribution for such Plan Year shall be allocated under the method specified in the Adoption Agreement.

                          (B)     Excess Compensation.  "Excess Compensation"
means Compensation for a particular Plan Year in excess of the Taxable Wage Base for that Plan Year.





                                     3 - 6

                          (C)     Taxable Wage Base.  "Taxable Wage Base" has
the meaning determined under the Adoption Agreement.

                          (D)     Maximum Disparity Rate.

                                   (i)      In General.  "Maximum Disparity
Rate" for a Plan Year, subject to (ii) below, means the greater of --

                                            (I)   5.7 percent, or

                                            (II)   the rate of tax under section
3111(a) of the Code (in effect as of the beginning of the Plan Year) which is attributable to the old age portion of the Old Age, Survivors and Disability Insurance provisions of the Social Security Act.

                                  (ii)      Special Rule for Reduced Taxable
Wage Base. If a reduced Taxable Wage Base is elected in the Adoption Agreement and the amount specified therein is greater than the greater of $10,000 or one-fifth of the contribution and benefits base under section 230 of the Social Security Act as of the first day of the particular Plan Year, the 5.7 percent factor under (i) (I) above, shall be reduced to 4.3 percent if the amount specified in the Adoption Agreement is not more than 80 percent of the contribution and benefit base under section 230 of the Social Security Act and to 5.4 percent if the amount so specified is greater than 80 percent of such base amount; and the factor under (i) (II) above shall be reduced proportionately.

                          (E)     Overall Permitted Disparity Limits.

                                  (i)      Annual Overall Permitted Disparity
Limit. If, for any Plan Year, a Participant participates in this Plan and another plan of the Employer that provides for permitted disparity (or imputed disparity), the Participant's total annual disparity fraction (as defined in Treasury Regulation section 1.401(1)-5(b)) may not exceed one. If such fraction would exceed one, the amount allocated to such Participant shall be reduced to the extent necessary to satisfy such limit.

                                  (ii)     Cumulative Permitted Disparity
Limit. Effective for Plan Years beginning on or after January 1, 1995, in the case of a Participant who has benefited under a defined benefit plan or target benefit plan of the Employer for a plan year beginning on or after January 1, 1994, such participant's cumulative disparity fraction (as defined in Treasury Regulation section 1.401(1)-5(c)) may not exceed 35. If such fraction would exceed 35, the amount allocated to such Participant shall be reduced to the extent necessary to satisfy such limit.

         (b) Money Purchase Pension Plans. In the case of a money purchase pension plan, the Employer shall contribute to the Plan an amount determined pursuant to the Adoption Agreement, and such contribution shall be allocated among the Participants as provided in the Adoption Agreement.

3.4 Top-Heavy Minimums. If, for any Plan Year, the Plan is a Top-Heavy Plan, then the following provisions shall apply for such Plan Year:

         (a) Except as otherwise provided in (b) and (c) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Section 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401
of the    Code, the largest percentage of Employer contributions and forfeitures, expressed as a percentage of Section 415 Compensation, allocated on behalf of any Key Employee for that year. For these purposes and for purposes of Section 3.4(f), "Section 415 Compensation" shall mean the first $200,000 (as adjusted by





                                     3 - 7
the Secretary of Treasury at the same time and in the same manner as under section 415(d) of the Code) (the first $150,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) for any Plan Year beginning on or after January 1, 1994) of a Participant's Section 415 Compensation (as defined in Section 4.1(k). The minimum allocation is determined without regard to any Social Security contribution and, if the Plan is a profit sharing plan, without regard to Profits. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 Hours of Service or (2) compensation of less than a stated amount.

         (b) The provision in (a) above shall not apply to any Participant who was not an Eligible Employee on the last day of the Plan Year.

         (c) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

         (d) In the case of a profit sharing plan, if a Section 401(k) feature has been adopted in the Adoption Agreement by the Employer, to the extent required by Treasury Regulations, contributions under Section 3.1(a) allocated to a Key Employee shall be taken into account in determining the minimum required contribution under (a) above; provided however, such contributions under Section 3.1(a) allocated to Participants other than Key Employees shall not count toward satisfying the minimum contribution required under (a) above.

         (e) In the case of a profit sharing plan, if a Section 401(k) feature has been adopted in the Adoption Agreement by the Employer, to the extent necessary to prevent a violation of the nondiscrimination requirements under section 401(a)(4) of the Code, matching contributions under Sections 3.1(c) and 3.2 shall not count toward satisfying the minimum contribution required under (a) above.

         (f) If a Participant participates in one or more defined benefit plans which are aggregated with the Plan under section 416 of the Code for purposes of determining top heaviness, and if such defined benefit plan or plans do not satisfy the minimum benefit requirements of section 416 of the Code with respect to such Participant, then, with respect to such Participant, the words "five percent of such Participant's Section 415 Compensation" shall be substituted for the words "the lesser of three percent of such Participant's
Section 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and forfeitures, expressed as a percentage of Section 415 Compensation, allocated on behalf of any Key Employee for that year" in (a) above.

3.5 Allocation Among Employers. If more than one Employer has adopted the Plan, each Employer shall contribute under the Plan the same proportion of the total contribution as the proportion allocated to its Employees of the total contribution.

3.6      Return of Employer Contributions.

         (a) Mistake of Fact. If a contribution by the Employer to the Plan is made by reason of a mistake of fact, then, subject to (d) below, such contribution may be returned to the Employer within 1 year after the payment of such contribution.





                                     3 - 8

         (b) Qualification. Contributions by the Employer to the Plan are conditioned upon initial qualification of the Plan under section 401 of the Code. If the Plan receives an adverse determination with respect to its initial qualification under the Code, then the entire assets attributable to the Employer's contributions may be returned to the Employer within 1 year after such determination, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         (c) Deductibility. Contributions by the Employer to the Plan (other than any contributions allocable to the purchase of life insurance for a Self-Employed Individual) are conditioned upon the deductibility of such contributions under section 404 of the Code, and, subject to (d) below, such contributions (to the extent disallowed) may be returned to the Employer within 1 year after the disallowance of the deduction.

         (d) Limitation on Return. The amount of the contribution which may be returned to the Employer under subsection (a) or (c) above shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such excess may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, the amount of the contribution which may be returned shall be limited so as not to cause the balance to the credit of a Participant's Account to be reduced to less than the balance which would have been credited to his Account had such contribution not been made.

3.7      Voluntary Participant Contributions.

         (a) General. If the Adoption Agreement provides for voluntary Participant contributions, then each Employee who is a Participant may make voluntary contributions in cash to the Plan, subject to the limitations in subsection (c) below.

         (b) Designation. Effective for taxable years beginning after December 31, 1986, qualified voluntary employee contributions (as defined in section 219(e)(2)(A) of the Code prior to amendment by the Tax Reform Act of
1986) are no longer permitted. Amounts credited to the Participant's Deductible Voluntary Contribution Account as of December 31, 1986 as adjusted in accordance with Article 5 shall continue to be held until withdrawal or distribution in accordance with the terms of the Plan. A Participant's contributions for tax years after December 31, 1986 shall be considered nondeductible contributions and shall be credited to the Participant's Nondeductible Voluntary Contribution Account.

         (c) Limitations. Subject to the applicable limitations of Article 4, the aggregate amount of a Participant's contributions to his Nondeductible Voluntary Contribution Account (together with his nondeductible voluntary contributions to any other qualified plans maintained by the Employer) for all Plan Years since he became a Participant shall not exceed 10 percent of the aggregate compensation that he has received for all such Plan Years.

         (d) Recordkeeping. If the Adoption Agreement provides for voluntary Participant contributions; and if a Section 401(k) feature is not a part of the Plan, then the Trustee shall be obligated to:

                 (1) maintain records that enable it to monitor compliance with the requirements of section 401(m) of the Code;

                 (2) perform the section 401(m) actual contribution percentage test for the Plan on an annual basis; and





                                     3 - 9

                 (3) notify the Employer if a correction of excess aggregate contributions is required.

3.8      Excess Matching and Participant Contributions.

         (a) Excess Actual Contribution Percentage. If the Actual Contribution Percentage for a Plan Year for the Participants who are Highly Compensated Employees exceeds the maximum amount allowable under Section 3.2(b) (after application of Section 3.1(f) and (g)), then the Administrator shall distribute to (or, if forfeitable, forfeit from) each Highly Compensated Employee specified in (b) below from his Nondeductible Voluntary Contribution Account and/or his Employer Matching Account, the sum (or difference) of:

                 (1) subject to (b) below, the smallest amount (if any) which, had such amount not been contributed, would have resulted in the maximum permissible Actual Contribution Percentage for the Plan Year for Participants who are Highly Compensated Employees not being exceeded; plus (or minus)

                 (2) the income (or loss) allocable to the amount determined under (1) determined by the Plan Administrator in accordance with Treasury Regulations.

         (b) Required Distributees and Forfeitures. Those Highly Compensated Employees subject to receiving a distribution or incurring a forfeiture under this Section 3.8 shall be determined by applying (a) (1), until satisfied, to the Highly Compensated Employees on an individual basis (or, in the case of two or more Highly Compensated Employees with the same ratio, on a pro rata basis) in order of the ratios calculated separately for each such Participant (under Section 1.3) beginning with the Highly Compensated Employees with the greatest such ratio on the basis that the ratio (as if redetermined after application of this Section) for any such Participant shall not be reduced below the ratio (as if redetermined after application of this Section) of any Highly Compensated Employee whose ratio prior to the application of this Section was less than or equal to such Highly Compensated Employee's ratio prior to the application of this Section. Family Members who are disregarded as separate Employees for purposes of the Actual Contribution Percentage test under Section 3.2(b) shall receive a share of the distribution (or incur a forfeiture, as the case may be) otherwise allocable to the related Highly Compensated Employee in accordance with applicable Treasury Regulations.

         (c) Alternative Limitation. If the alternative limitation referred to in Section 3.2(b)(2)(B) is exceeded, then the Administrator shall take corrective action under either this Section, Section 3.1(g), or a combination of the two, as determined by the Administrator.

         (d) Allocation of Excess. The amount determined under (a) above shall be distributed from the Participant's Nondeductible Voluntary Contribution Account to the extent of the contributions thereto for the Plan Year plus the income allocable to such contributions and the excess (if any) shall be distributed or forfeited from the Participant's Employer Matching Account in accordance with the vested percentage of the Participant's Employer Matching Account.

         (e) Distribution and Forfeiture. Any other provisions of the Plan to the contrary notwithstanding, no later than the last day of the following Plan Year, the Administrator shall distribute the distributable amount determined under (a) and (b) above to each Highly Compensated Employee as a lump sum and forfeit the forfeitable amount determined under (a) and (b) above; provided however, the Employer shall be subject to a 10% excise tax under section 4979 of the Code if the distributions and forfeitures are not made before the close of the first 2-1/2 months of such following Plan Year. Any forfeitures under this





                                     3 - 10

Section 3.8 may not be allocated to Participants who receive a distribution or incur a forfeiture under this Section 3.8.

         (f) Effect on Other Provisions. If distributions are made in accordance with this Section 3.8 with respect to a Plan Year, then the limitations of Section 3.2(b) shall be deemed satisfied for the Plan Year. Except to the extent provided by the Secretary of the Treasury, distributions hereunder shall be taken into account under Article 4 of the Plan.

3.9      Rollover Contributions.

         (a) General. If elected in the Adoption Agreement, a Participant may contribute to the Plan money and/or other property (acceptable to the Trustee) that qualifies for such a rollover under the provisions of section 402(c) or 403(a)(4) of the Code or that qualifies as a rollover contribution under section 408(d)(3) of the Code. Any such contribution shall be credited to such Participant's Rollover Account. Anything in the foregoing to the contrary notwithstanding, amounts constituting accumulated deductible employee contributions, as defined in section 72(o)(5) of the Code, may not be rolled over to the Plan.

         (b) Pre-Participation Rollovers. If elected in the Adoption Agreement, an Eligible Employee, prior to satisfying the Plan's eligibility requirements and becoming a Participant, may make a rollover contribution in accordance with (a) above (if the availability of rollovers is elected in the Adoption Agreement). Any such contribution shall be credited to a Rollover Account established for the Eligible Employee in which the Eligible Employee's interest is nonforfeitable at all times. Making such a rollover contribution, however, shall not result in the Eligible Employee becoming a Participant any earlier than otherwise provided in the Plan (and, in particular an Eligible Employee prior to becoming a Participant, will not be entitled to make any other, or share in any other, types of contributions under the Plan). For purposes of investments (including the allocation of earnings and losses), withdrawals and distributions, an Eligible Employee with a Rollover Account shall have the same rights as a Participant with a Rollover Account.





                                     3 - 11

                                   ARTICLE 4

                        LIMITATIONS ON ANNUAL ADDITIONS


4.1 Definitions. As used in this Article 4, the following terms shall have the following meanings.

         (a) Annual Additions. "Annual Additions" means the sum of the following amounts credited to a Participant's account for the Limitation Year:

                 (1)      Employer contributions;

                 (2)      forfeitures; and

                 (3)      (A)     for Limitation Years beginning before January
                          1, 1987, the lesser of:

                              (i)  one-half of the nondeductible employee
contributions or

                             (ii)  the nondeductible employee contributions in
excess of 6 percent of the Participant's Section 415 Compensation for the Limitation Year; and

                          (B)     for Limitation Years beginning after December
31, 1986, 100 percent of the nondeductible employee contributions.

         For this purpose, any excess amount applied under Sections 4.2(d) or 4.3(e) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

         Amounts allocated, in the years beginning after March 31, 1984, to an individual medical benefit account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer or an Affiliate are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefits fund, as defined in section 419(e) of the Code, maintained by the Employer or an Affiliate, are treated as Annual Additions to a defined contribution plan.

         (b) Defined Benefit Fraction. "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer and all Affiliates, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under section 415(b) of the Code.

         If a Limitation Year contains any portion of a Plan Year for which the Plan is a Top-Heavy Plan, then "100 percent" shall be substituted for "125 percent"; provided however, any limitation which results from the application of this sentence may be exceeded so long as there are no defined benefit plan accruals for the individual and no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the individual; and provided further, this sentence shall not apply if the sum, for the applicable aggregation group, of the Key Employees' benefits from all defined benefit plans and defined contribution plans does not exceed 90 percent of the total of all participants' benefits and if the Employer contribution would satisfy the





                                     4 - 1
requirements of Section 3.4 if "four percent" were substituted for "three percent" and "7-1/2 percent" were substituted for "five percent".

         Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

         (c) Defined Contribution Fraction. "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant,s account under all the defined contribution plans (whether or not terminated) maintained by the Employer or an Affiliate for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant' s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer or an Affiliate, and the Annual Additions attributable to all welfare benefits funds, as defined in section 419(e) of the Code, and individual medical benefit accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer or an Affiliate),and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer or an Affiliate (regardless of whether a defined contribution plan was maintained by the Employer or an Affiliate). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under section 415(c)(1)(A) of the Code or 35 percent of the Participant's Section 415 Compensation for such year.

         If a Limitation Year contains any portion of a Plan Year for which the Plan is a Top-Heavy Plan, then "100 percent" shall be substituted for "125 percent"; provided however, any limitation which results from the application of this sentence may be exceeded so long as there are no defined benefit plan accruals for the individual and no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the individual; and provided further, this sentence shall not apply if the sum, for the applicable aggregation group, of the Key Employees' benefits from all defined benefit plans and defined contribution plans does not exceed 90 percent of the total of all participants' benefits and if the Employer contribution would satisfy the requirements of Section 3.4 if "four percent" were substituted for "three percent" and "7-1/2 percent" were substituted for "five percent".

         If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year shall not be recomputed to treat all nondeductible employee contributions as Annual Additions.





                                     4 - 2

         (d) Employer. "Employer" means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code), all affiliated service groups (as defined in section 414(m) of the Code) of which the adopting employer is a part, and any other entity required to be aggregated with the Employer pursuant to Treasury Regulations under section 414(o) of the Code.

         (e) Excess Amount. "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (f) Highest Average Compensation. "Highest Average Compensation" means the average Section 415 Compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the calendar year or any other 12-consecutive month period defined pursuant to the Adoption Agreement.

         (g) Limitation Year. "Limitation Year" means a calendar year, or the 12-consecutive month period selected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (h) Master or Prototype Plan. "Master or Prototype Plan" means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

         (i) Maximum Permissible Amount. "Maximum Permissible Amount" means the lesser of (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect for the Limitation Year under section 415(b)(1)(A) of the
Code) or (2) 25 percent of the Participant's Section 415 Compensation for the Limitation Year.

         The Section 415 Compensation limitation in (2) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed $30,000 (or, if greater, one-fourth of the dollar limitation in effect for the Limitation Year under section 415(b)(1)(A) of the Code) multiplied by the following fraction:

                 Number of months in the short Limitation Year
                 ---------------------------------------------
                                       12

         (j) Projected Annual Benefit. "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                 (1) the participant will continue employment until normal retirement age under the plan (or current age, if later), and

                 (2) the participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.





                                     4 - 3

         (k) Section 415 Compensation. "Section 415 Compensation" shall have the meaning selected in the Adoption Agreement.

Section 415 Compensation actually paid or made available by the Employer to a Participant within a Limitation Year (including, at the election of the Employer, amounts earned but not paid in a Limitation Year because of the timing of pay periods and pay days if these amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees and no amount is included in more than one Limitation Year) shall be used unless, for Limitation Years beginning before December 31, 1991 (or such later date as may be prescribed by Treasury Regulations), the Employer had elected to use the
Section 415 Compensation accrued for an entire Limitation Year.

4.2      Limitation In Case of No Other Plan.

         (a) Limitation. If the Participant does not participate in, and has never participated in another qualified plan, or a welfare benefits fund as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical benefit account, as defined in section 415(1)(2) of the Code, maintained by the Employer which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

         (b)     Estimated.  Prior to determining the Participant's actual
Section 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         (c) Actual. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

         (d) Disposition of Excess. If, pursuant to (c) above, as a result of the allocation of forfeitures, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made within the limits of section 415 of the Code, or under other facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth herein, there is an Excess Amount, the excess will be disposed of as follows:

                 (1) elective deferrals (within the meaning of section 402(g) of the Code) and employee contributions to the extent matching contributions were not made with respect thereto together with any gains allocated thereto shall be returned to the extent that the return would reduce the excess amount (and in such a case the contributions shall be disregarded under the Plan's provisions relative to sections 402(g), 401(k)(3) and 401(m)(2) of the Code);

                 (2) elective deferrals (within the meaning of section 402(g) of the Code) and employee contributions together with any gains allocated thereto shall be returned to the extent that the return and the forfeiture of any matching contributions made with respect to such contributions would reduce the excess amount (and in such a case the contributions shall be disregarded under





                                     4 - 4
the Plan's provisions relative to sections 402(g), 401(k)(3) and 401(m)(2) of the Code;

                 (3) If after the application of paragraphs (1) and (2) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                 (4) If after the application of paragraphs (1) and (2) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                 (5) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Plan's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year and paragraph (5) above is applicable, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or employee contributions may be made to the Plan for that Limitation Year. Except as provided in paragraphs (1) and (2), excess amounts may not be distributed to Participants or former Participants.

4.3      Limitation In Case of Another Master or Prototype Defined Contribution
Plan.

         (a) General. This Section applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, or a welfare benefits fund as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical benefit account, as defined in section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefits funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefits funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefits funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

         (b)     Estimated.  Prior to determining the Participant's actual
Section 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in
Section 4.2(b).

         (c) Actual. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.





                                     4 - 5

         (d) Allocation of Excess Among Plans. If, pursuant to (c) above, as a result of the allocation of forfeitures, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made within the limits of section 415 of the Code, or under other facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth herein, a Participant's Annual Additions under this Plan and such other plans and funds would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the following (in the following order of priority):

                 (1) first, employee contributions under any plan of the Employer to the extent matching contributions were not made with respect thereto;

                 (2) second, elective deferrals (within the meaning of section 402(g)(3) of the Code) under any plan of the Employer to the extent matching contributions were not made with respect thereto;

                 (3) third, employee contributions under any plan of the Employer proportionate with matching contributions made with respect thereto;

                 (4) fourth, elective deferrals (within the meaning of section 402(g)(3) of the Code) under any plan of the Employer proportionate with matching contributions made with respect thereto;

                 (5) fifth, any other allocations under the Employer's profit sharing plan;

                 (6) sixth, any other allocations under the Employer's money purchase pension plan; and

                 (7) seventh, any other Annual Additions under all other plans.

         (e) Disposition of Excess. Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 4.2(d).

4.4 Limitation In Case of Another Defined Contribution Plan Other Than a Master or Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Section 4.3 as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations under the Adoption Agreement.

4.5 Limitation In Case of Another Defined Benefit Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Adoption Agreement.





                                     4 - 6

                                   ARTICLE 5

                             INVESTMENT OF ACCOUNTS


5.1 General. Accounts shall be invested as provided in the Adoption Agreement and the Trust Agreement.

5.2 Investment Elections. If elected in the Adoption Agreement, each Participant shall elect the manner in which either his entire Account or the selected subaccounts, as elected in the Adoption Agreement, and any future contributions and forfeitures allocated thereto are to be invested. In such a case, each Participant may choose from among such funds as the Administrator directs the Trustee to make available and, if elected in the Adoption Agreement, any other legally permissible investments which the Trustee agrees to hold. Such an election shall be made in writing and shall be given to the Employer, who shall deliver it to the Trustee. Elections relating to existing Account (or subaccount) balances may be changed only effective as of an Accounting Date if the change would involve one or more of the funds made available by the Trustee unless the daily valuation option is elected in the Adoption Agreement for the entire Account (or particular subaccount). The Administrator may prescribe rules deemed appropriate for administering this provision including but not limited to rules which limit the frequency of changes to elections, prescribe times for making elections, regulate the amount or increment a Participant may allocate to a particular fund, require or allow an election (or election change) to relate only to future contributions and forfeitures and provide for the investment of an Account (or subaccount) of a Participant who fails to make an investment election.

5.3      Investment Adjustment.

         (a) Investment Elections. If the availability of Participant investment elections is elected in the Adoption Agreement, then this provision shall apply with respect to the entire Accounts of Participants or with respect to only the subaccounts of Participants for which Participant investment elections are available, as elected in the Adoption Agreement.

                 (1)      Investment Funds.

                          (A)     Balance Forward Valuation.  If the daily
valuation option is not applicable to the entire Account or to particular subaccounts, as of each Accounting Date, each of the separate funds comprising the Plan Assets (attributable to the entire Account or such subaccounts, as the case may be) shall be valued at fair market value and on the basis of such value, earnings or losses in the respective funds since the preceding Accounting Date shall be determined and reflected in the Participants' Accounts (in the appropriate subaccounts) in a fair and nondiscriminatory manner on the basis of their varying interests therein since the preceding Accounting Date.

                          (B)     Daily Valuation.  If the daily valuation
option is applicable to the entire Account or to particular subaccounts, then the Trustee shall account for the investments and investment transactions attributable to each Account or such subaccount, as the case may be, separately. Earnings or losses on Plan Assets attributable to a particular Account or subaccount shall be allocated solely to that Account or subaccount.

                 (2) Outright Participant Investment Discretion. If, under the Adoption Agreement, a Participant may choose any legally permissible investments which the Trustee agrees to hold, and if the Participant directs the investment of the Account, or any portion thereof, in any investment other than the funds made available by the Trustee under Section 5.2, the Trustee shall account for such investments and investment transactions of such Participant separately.





                                     5 - 1

Earnings or losses on Plan Assets attributable to a particular Account shall be allocated solely to that Account. A Participant will be entitled to receive a statement of his Account value at least one time per Plan Year.

         (b) No Investment Elections. If the availability of Participant investment elections is not elected in the Adoption Agreement, or is elected but only with respect to some (but not all) subaccounts, then this provision shall apply.

                 (1) Balance Forward Valuation. If the daily valuation option is not applicable to the entire Account or to particular subaccounts, as of each Accounting Date, the Plan Assets (excluding insurance contracts and excluding Plan Assets subject to investment elections under (a) above) (attributable to the entire Account or such subaccounts, as the case may be) shall be valued at fair market value and on the basis of such value, earnings or losses on the Plan Assets not subject to investment elections under (a) above since the preceding Accounting Date shall be determined and reflected in the Participants' Accounts (in the appropriate subaccounts) in a fair and nondiscriminatory manner on the basis of their varying interests therein since the preceding Accounting Date.

                 (2) Daily Valuation. If the daily valuation option is applicable to the entire Account or to particular subaccounts, then the Trustee shall account for the investments and investment transactions attributable to each Account or such subaccounts, as the case may be, separately. Earnings or losses on Plan Assets attributable to a particular Account or subaccount shall be allocated solely to that Account or subaccount. A Participant will be entitled to receive a statement of his Account value at least one time per Plan Year.

         (c) Special Rule for Non-Publicly Traded Qualifying Employer Securities. In the event Plan Assets are invested in qualifying employer securities for which there is no generally recognized market, notwithstanding a selection of the daily valuation option in the Adoption Agreement, the Administrator may determine to use (in a consistent and non-discriminatory manner) the balance forward valuation method with respect to such qualifying employer securities.

5.4      Insurance.

         (a) Trust Agreement. If the Trust Agreement provides for the purchase of life insurance, then the Employer may direct that, subject to the limitations in (d) below, a Participant's Account be applied to the purchase of life insurance on the life of such Participant. If any part of a Participant's Deductible Voluntary Contribution Account is used to purchase life insurance, the amount so used will be treated as a distribution.

         (b) Earmarking. If insurance contracts are so acquired, then either such acquisition shall be only at the Participant's request or the amount devoted to such purpose shall be a uniform percentage of each Participant's interest in the Employer's contribution. If such percentage of the Account of any Participant will provide an amount which is insufficient to purchase an insurance contract as above provided, then such purchase shall be deferred until the amount available therefor is sufficient; in the meantime retaining such amount as a reserve, in cash or invested so as to be readily converted into cash, for the benefit of such Participant.

         (c) Accounting. For purposes of Section 5.3, an Account shall be reduced by any insurance premiums allocable thereto. The proceeds or, if the policy is surrendered, the cash value of any such insurance policy shall be allocated, in proportion to the premium paid, to the subaccount or subaccounts to which the premiums were charged. Any dividends or credits earned on insurance contracts will be allocated to the Account of the Participant for whose benefit the contract is held.





                                     5 - 2

         (d)     Limitations.

                 (1) General. Payments for life insurance premiums from a Participant's Employer Contribution Account shall be limited as follows:

                          (A)     Ordinary life - For purposes of these
incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than one-half of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums attributable to them.

                          (B)     Term and universal life - No more than
one-fourth of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

                          (C)     Combination - The sum of one-half of the
ordinary life insurance premiums and all other life insurance premiums will not exceed one-fourth of the aggregate Employer contributions allocated to any Participant.

                 (2) Non-integrated Profit Sharing Plan. If the Plan is a profit sharing plan and if, under the Adoption Agreement, Employer contributions are allocated on a non-integrated basis, then, at any time, the aggregate payments for life insurance premiums from a Participant's Employer Contribution Account shall be limited to:

                          (A)     the aggregate Employer contributions made at
least 2 years before such time, plus

                          (B)     the limitation determined under (1) above
with respect to Employer contributions made less than 2 years prior to such time.

         (e) Termination of Employment. Upon a Participant's termination of employment, the entire value of the life insurance contract or contracts shall, subject to Section 8.2, be converted into cash or to provide periodic income, pursuant to one of the forms of payment provided under the Plan, without life insurance protection beyond retirement, or the contract or contracts shall be distributed at retirement to the Participant; provided however, unless the Adoption Agreement provides for an annuity as a form of payment, no contract may be converted to a life annuity.

         (f) Ownership. The Trustee shall apply for and will be the owner of any insurance contract purchased under the Plan. The insurance contract(s) must provide that the proceeds will be payable to the Trustee. Any proceeds shall be applied pursuant to the applicable provisions of Article 9.

         (g) Conflict. In the event of any conflict between the terms of this Plan and the terms of any insurance contracts hereunder, the Plan provisions shall control.

5.5      Loans.

         (a) Eligibility. If the Plan is a profit sharing plan and if the Adoption Agreement provides for loans, then, upon written application filing the proper form with the Administrator by a Participant, the Administrator may authorize and direct the Trustee to grant a loan to such Participant, subject to the conditions set forth below.





                                     5 - 3

         (b) Conditions. Loans under (a) above shall meet all of the following requirements:

                 (1) Loans shall be made available to all Participants on a reasonably equivalent basis. If the Adoption Agreement provides that loans are available only to Participants while they are Employees, loans nevertheless shall be available to former Employees who are parties in interest.

                 (2) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

                 (3)      Loans shall bear a reasonable rate of interest.

                 (4) Loans shall be adequately secured, which security may, notwithstanding Section 13.2, consist of up to 50 percent (100 percent for loans granted or renewed prior to October 19, 1989) of an assignment of a borrowing Participant's accrued nonforfeitable benefit under the Plan (excluding any Deductible Voluntary Contribution Account).

                 (5) If such a loan is secured by a Participant's accrued nonforfeitable benefit under the Plan and if the Qualified Joint and Survivor Annuity would be the automatic form of benefit to the Participant under Section
8.2 of the Plan at the time such accrued nonforfeitable benefit is used as security, then, with respect to any loan made after August 18, 1985, such loan and the possible reduction in the Participant's benefit must, within the 90-day period prior to making the loan, be consented to by the Participant and (if he is married) his spouse. A new consent is required if the Participant's Account balance is used for any increase in the amount of security or if a loan is renegotiated, extended, renewed or otherwise revised. The consent shall comply with the requirements of Section 8.2(d)(4) but shall be deemed to meet any requirements contained therein even though the Participant is married to a different spouse at the time of any setoff.

                 (6) No Participant loan shall exceed the limitations under (c) below.

                 (7) In the event of default, foreclosure on the Participant's accrued nonforfeitable benefit, to the extent used as security for the loan, will not occur until a distributable event occurs under the Plan, which (for purposes hereof) shall include satisfaction of the limitations in
(d) below. Events constituting default shall be specified in the promissory note or security agreement executed by the Participant.

                 (8) No loans will be made to any Owner-Employee or, if the Employer is an electing small business (Subchapter S) corporation, to any employee or officer of the Employer who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of the Employer, more than 5 percent of the outstanding stock of the Employer.

         (c) Limitation on Amount. A loan under the Plan (when added to any other loans outstanding under the Plan and any other plans taken into account under section 72(p)(2)(D) of the Code) to a Participant made, renewed, renegotiated, modified or extended after December 31, 1986 shall not exceed the lesser of:

                 (1)      $50,000 reduced by the excess (if any) of -

                          (A)     the highest outstanding balance of loans from
the Plan (and other plans taken into account) during the one-year period ending on the day before the date on which such loan was made, over





                                     5 - 4

                          (B)     the outstanding balance of loans from the
Plan (and other plans taken into account) on the date such loan was made, or

                 (2)      the greater of

                          (A)     for loans grated or extended prior to October
19, 1989, the present value of the nonforfeitable portion of the Participant's Account (excluding any Deductible Voluntary Contribution Account) not in excess of $10,000 or

                          (B)     one-half of the present value of the
nonforfeitable portion of the Participant's Account (excluding any Deductible Voluntary Contribution Account).

         (d) Profit Sharing Plan Distributable Event. Solely for purposes of foreclosure on the Participant's accrued nonforfeitable benefit, to the extent used as security for the loan, default on a Participant's note shall be deemed to be a distributable event for a Participant who has been a Participant for at least 60 months, and for any other Participant except to the extent of the portion of his Account attributable to Employer contributions actually made to the Plan during the 2-year period preceding the foreclosure; provided, however, with respect to a Participant's Section 401(k) Account, such a default shall be deemed a distributable event if, and only if, the Participant has attained age 59-1/2.

         (e) Repayment Period. Each loan, by its terms, shall be required to be repaid within 5 years; provided, however, such requirement shall not apply to any loan made, renewed, renegotiated, modified or extended after December 31, 1986 used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

         (f) Level Amortization. Each loan made, renewed, renegotiated, modified or extended after December 31, 1986 shall be subject to substantially level amortization, with payments of principal and interest not less frequently than quarterly, over the term of the loan.

         (g) Earmarking. Anything in the Plan to the contrary notwithstanding, if a loan is made to a Participant pursuant to (a) above, then his interest in other Plan Assets shall be reduced by the amount of the loan, the loan shall be an investment of his Account, and interest and other amounts allocable to such loan shall be allocated only to his Account. If the Participant's Account represented by a loan becomes payable to him in accordance with the terms of the Plan (and the Participant has not repaid the loan at the time the distribution is to be made) the Administrator shall either include the loan in the distribution or cancel the loan and treat the unpaid loan balance as a distribution.

         (h) Effect of Default on Benefits. For purposes of determining the amount of the Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity otherwise payable under Section 8.2 or 9.1, a Participant's Account shall be reduced by that part of his Account held as security for the loan and treated as payment in satisfaction of the loan (including accrued interest). Upon a Participant's death, if less than 100 percent of his Account is payable to his Surviving Spouse, then, in determining the amount payable to the Surviving Spouse, the amount treated as payment in satisfaction of any loan (including accrued interest) shall first be treated as reducing the Account.

         (i) Assignments. As assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge or assignment with respect to an insurance contract purchased under the Plan, will be treated as a loan under this section.





                                     5 - 5

         (j) Administration. The Administrator is authorized to administer the loan program. Loans will be approved if the proper forms and documentation are completed and delivered to the Administrator, the amount of the loan requested does not exceed the limits specified in this Section or the Adoption Agreement, adequate security authorized in this Section is delivered to the Trustee, and the other provisions of this Section are satisfied.

5.6 Separately Allocable Plan Expenses. The Administrator may direct that any expenses, including but not limited to Trustee fees, taxes and administrative fees, attributable to specific Participants' accounts due to investment elections under Section 5.2 (if elected in the Adoption Agreement), life insurance under Section 5.4, loans under Section 5.5 (if elected in the Adoption Agreement) or otherwise, be deducted directly from the Account for which the expense was incurred to the extent paid from Plan Assets.





                                     5 - 6

                                   ARTICLE 6

                            VESTING AND FORFEITURES


6.1      Vesting Provisions.

         (a) Voluntary Contribution Accounts. A Participant's rights to his Deductible Voluntary Contribution Account and/or his Nondeductible Voluntary Contribution Account shall be nonforfeitable at all times.

         (b) Rollover Account. A Participant's right to his Rollover Account shall be nonforfeitable at all times.

         (c) Section 401(k) Account. A Participant's right to his Section 401(k) Account shall be nonforfeitable at all times.

         (d)     Employer Contribution Account.

                 (1) At Normal Retirement Age. Upon and after a Participant's attainment of Normal Retirement Age, if he is then in the service of the Employer or an Affiliate, he shall have a nonforfeitable right to his Employer Contribution Account.

                 (2) At Early Retirement Age. If the Adoption Agreement provides for early retirement, then, upon and after a Participant's satisfaction of the requirements thereunder, if he is then an Employee, he shall have a nonforfeitable right to his Employer Contribution Account.

         (3)     Prior to Normal Retirement Age.

                 (A) Vesting Schedule. A Participant with at least one Hour of Service in a Plan Year beginning after December 31, 1988 shall have a nonforfeitable right to a percentage of his Employer Contribution Account on the basis of the vesting schedule specified in the Adoption Agreement. A Participant who does not receive credit for at least one Hour of Service in a Plan Year beginning After December 31, 1988 shall have the vested percentage of his Employer Contribution Account determined under the applicable provisions of the Plan in effect prior to the Plan Year beginning in 1989. If a Participant incurs a forfeiture and is rehired, then separate accounts shall be maintained for the Participant's pre-forfeiture and post-forfeiture Employer-derived accrued benefit, both accounts shall share in the earnings and losses of the Plan, and the pre-forfeiture account shall be fully vested.

                 (B) Vested Percentage Prior to Effective Date. Notwithstanding (A) above, if the Plan was in existence prior to the Effective Date, then the vested percentage of a Participant's Employer Contribution Account shall not be less than such percentage computed under the Plan as of the later of the Effective Date or the date of adoption of the Adoption Agreement.

                 (C) Death or Disability. If a Participant's employment as an Employee terminates because of his death or incurrence of a Disability, then his Employer Contribution Account shall be fully vested.

                 (D) Top-Heavy Rules. For any Plan Year in which this Plan is a Top-Heavy Plan, and if the Plan's vesting schedule does not satisfy section 416 of the Code, one of the minimum vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan; provided however, no Participant's vested percentage (as of the day before the Plan's becoming a Top-Heavy Plan) shall be reduced. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the





                                     6 - 1
effective date of section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this subparagraph (D) does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has become a Top-Heavy Plan, and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this subparagraph (D).

         (4) Forfeiture for Break in Service. If a Participant incurs a Break in Service, and if he has not already incurred a forfeiture under (6) or
(8) below, then his forfeitable interest (as of such incurrence) in his Employer Contribution Account shall be forfeited.

         (5) Effect of Certain Distributions. Except as provided in paragraph (6), if a Participant who is not fully vested in his Employer Contribution Account receives an amount therefrom prior to his incurrence of a forfeiture, then, at any relevant time after such distribution and prior to his incurrence of a forfeiture, the vested portion ("X") of his Employer Contribution Account ("AB") after the distribution shall be an amount determined by the formula

                               X = P (AB + D) - D

where "P" is the vested percentage at the relevant time and "D" is the amount of the distribution.

         (6)     Effect of Cash-Out Distributions.

                 (A) Forfeiture. If a Participant, who is not fully vested in his Employer Contribution Account, terminates service and, pursuant to Article 7, receives a distribution of the present value of his entire nonforfeitable interest, then, if elected in the Adoption Agreement, his forfeitable interest therein shall be forfeited immediately or upon the incurrence of a One-Year Break as provided in the Adoption Agreement; provided however, there shall be no forfeiture hereunder unless:

 (i)     the Participant has voluntarily requested to receive such distribution;
or

                          (ii)    the value (determined as of the date of
distribution) of the Participant's nonforfeitable benefit under the Plan (excluding any Deductible Voluntary Contribution Account) does not exceed $3,500.

                 (B) Restoration. Effective as of the REA Effective Date, any amount that a Participant forfeited under (A) above shall be restored, unadjusted for any gains or losses, if such Participant resumes employment with the Employer covered by the Plan and if he repays to the Plan the full amount of such distribution before the earlier of:

                          (i)     his incurrence of a Break in Service, or

                          (ii)    the end of the five-year period beginning
with his resumption of employment with the Employer covered by the Plan.

                 (C) Source of Restoration. Any restoration under (B) above shall be made from available forfeitures before any other allocation thereof, and, if such forfeitures are insufficient, then the Employer (whether or not it has Profits) shall contribute the difference.

                 (D) Special Rule. A Participant, who has no vested interest in his Account and who terminates service, shall be treated for purposes of (A)





                                     6 - 2
above as if he had received a distribution of the present value of his entire nonforfeitable interest as of the date of his termination of service. Such a Participant who resumes employment with the Employer covered by the Plan before he incurs a Break in Service, shall be treated under (B) above as if he had repaid to the Plan the full amount of that distribution as of the date of his resumption of employment.

         (7)     Forfeiture for Dishonesty.

                 (A) General. Anything in the foregoing to the contrary notwithstanding, but subject to Section 6.3, if, under rules uniformly and consistently applied in a nondiscriminatory manner to all Participants under similar circumstances, the Employer determines that a Participant described in
(B) below has committed any act of dishonesty whatsoever against or with respect to the Employer during his course of employment with the Employer, and notwithstanding the fact that such determination shall be made after he shall have been terminated for any cause whatsoever, then all amounts which are attributable to his Employer Contribution Account shall not be distributable to him and shall be treated as a forfeiture upon the later of such determination or his incurrence of a Break in Service. For purposes hereof, any distribution made to such a Participant shall be deemed to have been made first from the portion of his Account other than his Employer Contribution Account.

                 (B) Participant Subject. A Participant shall be subject to the application of (A) above only if:

                          (i)     he has ceased to be in the employ of the
Employer and any Affiliate prior to attaining Normal Retirement Age;

                          (ii)    he is credited with less than 4 Years of
Service for vesting purposes;

                          (iii)   it is not specified in the Adoption Agreement
that more than one Year of Service is required for eligibility purposes; and

                          (iv)    he has not participated in the Plan for any
Plan Year in which it was, or was deemed to be, a Top-Heavy Plan.

         (8) Forfeiture for Death After Separation from Service. If a Participant dies after his separation from service with the Employer and if the Administrator has notice of such death, then any forfeitable portion of such Participant's Account shall be forfeited.

6.2      Application of Forfeitures.

         (a)     Profit Sharing Plans.

                 (1) No 401(k) Feature. If the Plan is a profit sharing plan and if a Section 401(k) feature is not elected in the Adoption Agreement, then forfeitures occurring during a Plan Year (unadjusted for gain or loss during such Plan Year) shall be applied as determined by the Employer either to the reduction of the Employer's contributions to the Plan or, added to the Employer's contributions for such Plan Year and, subject to Article 4, shall be allocated to Participants' Employer Contribution Accounts as if they were part of such contributions.

                 (2) With 401(k) Feature. If the Plan is a profit sharing plan and if a Section 401(k) feature is elected in the Adoption Agreement, then, subject to Article 4, forfeitures occurring during a Plan Year shall be applied as determined by the Employer either to the reduction of the Employer's contributions to the Plan or, added to the Employer's contributions for such





                                     6 - 3

Plan Year under such of the following sections of the Plan as the Employer shall determine, and shall be allocated as if they were part of such contributions:

                          (A)     Section 3.1(b);

                          (B)     Section 3.1(c);

                          (C)     Section 3.2; or

                          (D)     Section 3.3.

Amounts allocated under (A), (B), or (C) shall be treated as Employer contributions under the applicable Section for purposes of determining the Actual Deferral Percentage or Actual Contribution Percentage.

         (b) Money Purchase Pension Plans. If the Plan is a money purchase pension plan, then forfeitures (unadjusted for gain or loss) shall be applied as elected by the Employer in the Adoption Agreement either to the reduction of the Employer's contributions to the Plan or, added to the Employer's contributions for such Plan Year and, subject to Article 4, shall be allocated to Participant's Employer Contribution Accounts as if they were part of such contribution.

         (c) Plan Expenses. In the discretion of the Employer, prior to the application of forfeitures under (a) or (b) above, forfeitures may be used to pay administrative expenses of the Plan.

6.3 Vesting Upon Termination or Partial Termination of the Plan or Discontinuance of Contributions. Notwithstanding the provisions of Section 6.1, upon the termination or partial termination of the Plan, or (if the Plan is a profit sharing plan) upon the complete discontinuance of contributions under the Plan, the amounts then credited to all affected Participants' Accounts shall be nonforfeitable.

6.4 Unclaimed Benefits. Anything in the Plan to the contrary notwithstanding, if a Participant or other person entitled to a benefit has not been found within 5 years after such payment becomes due, then such benefit shall be forfeited. However, if such Participant or other person is thereafter located, then, no later than 60 days after the date on which such Participant or other person is located, the Employer shall contribute the amount of such benefit to the Plan, and such contribution shall be used to restore such benefit retroactively and shall be in the same amount as was payable at the time such benefit became due without any adjustment for the time between the date such benefit became due and such restoration.





                                     6 - 4

                                   ARTICLE 7

                          WITHDRAWALS AND DISTRIBUTION


7.1      Withdrawals from Voluntary Contribution Account and Rollover Account.

         (a) Election. A Participant shall have the right to make withdrawals from his Deductible Voluntary Contribution Account, Nondeductible Voluntary Contribution Account and Rollover Account, except to the extent that a loan is secured thereby. In no event, however, may the amount of a withdrawal from his Nondeductible Voluntary Contribution Account, when added to the amount of any prior withdrawals therefrom by the Participant, exceed the aggregate amount of his contributions thereto. The Participant's exercise of his rights of withdrawal shall be made on such forms and subject to such time and other limitations as the Administrator shall prescribe.

         (b) Payment. Any withdrawal pursuant to this Section shall be payable as soon as administratively feasible after the Participant requests a withdrawal.

         (c) One Withdrawal Per Plan Year. A Participant may receive a withdrawal under this Section from his Deductible Voluntary Contribution Account and/or his Nondeductible Voluntary Contribution Account only once per Plan Year. A Participant may receive a withdrawal under this Section from his Rollover Account only once per Plan Year.

         (d) No Effect on Employer Contributions. No part of a Participant's Employer Contribution Account (whether or not otherwise nonforfeitable) shall be forfeited because of any withdrawal under this Section 7.1.

7.2      Withdrawals from Section 401(k) Account.

         (a) Election. If elected in the Adoption Agreement, during his employment with the Employer as an Eligible Employee, and subject to filing such forms and following such time and other limitations as the Administrator shall prescribe, a Participant may make withdrawals from his Section 401(k) Account except to the extent a loan is secured thereby:

                 (1)      in case of hardship; or

                 (2)      after his attainment of age 59-1/2.

         (b)     Hardship.

                 (1) General. For purposes of (a)(1) above, "hardship" means an immediate and heavy financial need of an Eligible Employee, determined in accordance with (2) below. A withdrawal based upon financial hardship cannot exceed the amount necessary to satisfy the financial need (including taxes and penalties on the withdrawal) determined in accordance with (3) below. A withdrawal in case of hardship may not be made from amounts credited to a Participant's Nonelective Contribution Account after the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989 or from earnings on the Participant's aggregate salary deferrals after such date.

                 (2) Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of an Eligible Employee if and only if the withdrawal is on account of:

                          (A)     medical expenses described in section 213(d)
of the Code incurred by the Eligible Employee, the Eligible Employee's spouse, or any





                                     7 - 1
dependents of the Eligible Employee (within the meaning of section 152 of the Code);

                          (B)     purchase (excluding mortgage payments) of a
principal residence of the Eligible Employee;

                          (C)     payment of tuition for the next semester or
quarter of post-secondary education for the Eligible Employee, his spouse, children, or other dependents; or

                          (D)     the need to prevent the eviction of the
Eligible Employee from his principal residence or foreclosure on the mortgage on the Eligible Employee's principal residence.

In the discretion of the Administrator, the hardship criteria specified in (A) may be expanded to include the need for any of such persons to obtain such medical care; and the hardship criteria in (C) may be expanded to include related educational fees, room and board expenses and tuition for the next 12 months (rather than the next semester or quarter).

                 (3) Necessity of the Withdrawal. A withdrawal will be deemed necessary to satisfy an immediate and heavy financial need of an Eligible Employee if and only if all of the following requirements are satisfied:

                          (A)     the withdrawal is not in excess of the amount
of the immediate and heavy financial need of the Eligible Employee;

                          (B)     the Eligible Employee has obtained all
withdrawals and distributions (other than hardship withdrawals) and all nontaxable loans currently available under all plans maintained by the Employer;

                          (C)     the Plan, and all other plans maintained by
the Employer, provide that the Eligible Employee's salary reduction contributions under section 401(k) of the Code and nondeductible employee contributions will be suspended for at least 12 months after receipt of the hardship withdrawal; and

                          (D)     the Plan, and all other plans maintained by
the Employer, provide that the Eligible Employee may not make salary reduction contributions under section 401(k) of the Code for the Eligible Employee's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Eligible Employee's elective contributions for the taxable year of the hardship withdrawal.

         (c) Time of Payment. Any withdrawal pursuant to this Section shall be payable in a reasonable time (giving consideration to the nature of the Plan investments) after the Trustee receives notice of such withdrawal from the Administrator.

7.3      Withdrawals On or After Attainment of Age 59-1/2.

         (a) Election. If elected in the Adoption Agreement, during his employment with the Employer as an Eligible Employee, and subject to filing such forms and following such time and other limitations as the Administrator shall prescribe, a Participant may make withdrawals from his Account (from such subaccounts as he may elect) except to the extent a loan is secured thereby after his attainment of age 59-1/2 or such later age as may be elected in the Adoption Agreement. The Participant's exercise of his rights of withdrawal shall be made on such forms and subject to such time and other limitations as the Administrator shall prescribe.





                                     7 - 2

         (b) Payment. Any withdrawal pursuant to this Section shall be payable at the time selected in the Adoption Agreement.

         (c) Limitations. The amount of any withdrawal from a subaccount may not exceed the Participant's vested and nonforfeitable interest in that subaccount. A Participant may receive a withdrawal under this Section only once per Plan Year.

         (d) No Effect on Employer Contributions. No part of a Participant's Employer Contribution Account (whether or not otherwise nonforfeitable) shall be forfeited because of any withdrawal under this Section 7.3.

7.4 Events of Distribution Participants. A Participant's benefit shall become distributable to him upon:

         (a)     retirement on or after Normal Retirement Age;

         (b) early retirement, if applicable and as defined under the Adoption Agreement;

         (c)     retirement for Disability;

         (d)     other termination of employment; or

         (e)     the date required under Section 7.6(d).

7.5      Amount of Payment.

         (a) Balance Forward Valuation. If the daily valuation option is not applicable to the entire Account or to particular subaccounts, the amount of a distribution attributable to such Account or subaccounts, as the case may be, shall be based on the nonforfeitable percentage of the Participant's Account or subaccounts, as the case may be, valued as of the Accounting Date coinciding with or last preceding the payment, increased by any nonforfeitable contributions made by or on behalf of such Participant after such Accounting Date but not yet credited to such Account or subaccounts, as the case may be, and reduced by any payments and/or withdrawals after such Accounting Date. If, under the Adoption Agreement, a Participant has the discretion to choose any legally permissible investments which the Trustee agrees to hold, in determining the amount of a distribution (other than a distribution occurring on an Accounting Date), the Participant's Account valued as of the preceding Accounting Date shall be adjusted to reflect any earnings or losses after such Accounting Date with respect to Plan Assets separately allocable to such Participant's Account.

         (b) Daily Valuation. If the daily valuation option is applicable to the entire Account or to particular subaccounts, the amount of a distribution attributable to such Account or subaccounts, as the case may be, shall be based on the nonforfeitable percentage of the Participant's Account or subaccounts, as the case may be, at the cash value of the Plan Assets allocable to such Account or subaccounts, as the case may be, as said Plan Assets are converted to cash (after taking into account all prior payments and/or withdrawals and the allocation of all contributions to which the Participant is entitled).

7.6      Time of Payment to a Participant.

         (a)     General.  Subject to (b), (c) and (d) below, Section 7.7 and
Article 10, distribution to a Participant whose benefit has become distributable shall commence in accordance with the Adoption Agreement.

         (b) Satisfaction of Early Retirement Requirements. If the Adoption Agreement provides for early retirement, and if a Participant separates from





                                     7 - 3
service before satisfying the age requirement but after satisfying the service requirement, the Participant will be entitled to elect to receive distribution of his benefit as provided in the Adoption Agreement as if he had separated from service upon satisfaction of such age requirement.

         (c)     Consent.

                 (1) General. If the value of a Participant's nonforfeitable benefit (excluding any Deductible Voluntary Contribution Account) under the Plan exceeds $3,500 (or at the time of any prior distribution exceeded $3,500), then no part of such benefit may be distributed to him prior to Normal Retirement Age unless he consents in writing to the distribution. If a Participant's Deductible Voluntary Contribution Account exceeds $3,500 (or at the time any prior distribution exceeded $3,500), then no part of such benefit may be distributed to him on or after the Effective Date prior to Normal Retirement Age unless he consents to the distribution in writing.

                 (2) Written Explanation. The Administrator shall provide to each Participant whose consent is required under (1) above, no less than 30 days and no more than 90 days prior to the commencement of benefit payments, a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution. A Participant may elect to commence his distribution in less than thirty days (if administratively feasible) from the date he is provided with the explanation provided he is informed of his right to the 30-day period.

                 (3) Time of Consent. A Participant's consent to a distribution must not be made before he receives the written explanation under
(2) above and must not be made more than 90 days before benefit payments commence. This Section 7.6(c) shall be deemed to have been satisfied with respect to any setoff of a Participant loan against the Participant's Account if the Participant agreed to use his Account as security for the loan.

         (d) Latest Date of Payment. The payment of a Participant's distribution under the Plan shall begin not later than the earlier of:

                 (1)      the later of:

                          (A)     the 60th day after the close of the Plan Year
in which occurs the latest of

                                  (i)      the attainment by the Participant of
Normal Retirement Age,

                                  (ii)     the 10th anniversary of the date on
which the Participant commenced participation in the Plan, or

                                  (iii)    the termination of the Participant's
service with the Employer and all Affiliates; or

                          (B)     such date as the Participant may elect (but
not earlier than the consent of a Participant if required under (c) above); or

                 (2) the April 1 of the calendar year following the later of

                          (A)     the calendar year in which the Participant
attains age 70-1/2 or

                          (B)     the calendar year in which the Participant
retires; provided however, subject to Section 10.1, this paragraph (B) shall not apply in the following circumstances:





                                     7 - 4

                                  (i)      with respect to a Participant who
attains age 70-1/2 on or after January 1, 1988; provided that Participant (other than a Participant who was a Five-Percent Owner at any time during the Pan Year ending with or within the calendar year in which he attained age 66-1/2 or any subsequent Plan Year) who attained age 70-1/2 during 1988 shall be treated as if he had attained age 70-1/2 in 1989; and

                                  (ii)     with respect to a Participant who
attained age 70-1/2 before January 1, 1988, but who was a Five-Percent Owner at any time during the Plan Year ending with or within the calendar year in which he attained age 66-1/2 or any subsequent Plan Year; provided that with respect to such a Participant who first becomes a Five-Percent Owner in a Plan Year after the Plan Year ending in the calendar year in which he attains age 70-1/2, the calendar year in which such subsequent Plan Year ends shall be the applicable time for purposes of this subparagraph (B).

7.7 Restrictions on Sect&on 40(k) Withdrawals and Distributions. Notwithstanding any other provisions to the contrary, a Participant's Section 401(k) Account shall not be withdrawn or distributed earlier than one of the following:

         (a)     the Participant's separation from service;

         (b)     the Participant's death;

         (c)     the Participant's incurrence of a Disability;

         (d) the termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan, as defined in section 4975(e) or 409 of the Code, or a simplified employee pension, as defined in section 408(k) of the Code);

         (e) the date of the disposition by a corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation if the corporation continues to maintain the Plan, and if the purchaser is unrelated and does not adopt or maintain the Plan, but only with respect to an Employee who continues employment with the corporation acquiring such assets;

         (f) the date of the disposition by a corporation of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the corporation continues to maintain the Plan, and if the purchaser is unrelated and does not adopt or maintain the Plan, but only with respect to an Employee who continues employment with such subsidiary;

         (g) to the extent provided in Section 7.2 or 7.3, attainment of age 59-1/2 or incurrence of a hardship.

An event described in (d), (e) or (f) shall qualify as an event allowing a withdrawal or distribution only if the payment after March 31, 1988 is in a lump sum.





                                     7 - 5

                                   ARTICLE 8

                        FORM OF PAYMENT TO PARTICIPANTS


8.1      Alternative Forms of Distribution and Withdrawal.

         (a) Optional Forms. Subject to the provisions of Section 8.2, the amount of the distribution or withdrawal to which a Participant is entitled shall be paid in such one or a combination of the following forms as are made a part of the Plan under the Adoption Agreement, as the Participant elects:

                 (1)      a single sum;

                 (2) periodic installment payments, not less frequently than annually, with any installments remaining unpaid at the Participant's death to be paid to his Beneficiary;

                 (3) in the case of a Participant who has attained age 70-1/2 and who is required to commence benefit payments under Section 7.6(d) while employed by the Employer, periodic installment payments sufficient in amount and frequency to satisfy the minimum distribution requirements of
Section 8.5, with a lump sum distribution of his remaining Account balance upon termination of employment;

                 (4)      a single life annuity;

                 (5)      a Qualified Joint and Survivor Annuity;

                 (6) a joint and survivor annuity for the Participant and his Surviving Spouse under which the survivor annuity is more than one-half of, but not greater than, the annuity payable during the joint lives of the Participant and such spouse; or

                 (7) any other optional form of benefit available under the Plan prior to amendment or available under a transferor plan which, pursuant to Treasury Regulation Section 1.411(d)-4, cannot be eliminated from the Plan.

         (b) In-Kind Payment in Fountain Square Funds. Subject to Section 10.2, if a Participant's benefit is payable other than in an annuity form, and if his Account is invested in whole or in part in the Fountain Square Funds, he may elect to receive any payment to which he is entitled in shares of the Fountain Square Funds in which his Account is invested. In the absence of a valid election to take such shares by the date payments are to commence, the payments shall be in cash.

         (c) In-Kind Payment in Qualifying Employer Securities. If elected in the Adoption Agreement, subject to Section 10.2, if a Participant's benefit is payable other than in an annuity form, and if his Account is invested in whole or in part in qualifying employer securities, he may elect to receive any payment to which he is entitled in such qualifying employer securities. In the absence of a valid election to take such securities by the date payments are to commence, the payments shall be in cash.

8.2      Qualified Joint and Survivor Annuity.

         (a) Applicability. Subject to Section 10.2, this Section 8.2 shall apply to any distribution to a Participant (regardless of when the Participant separated from service) unless:

                 (1)      the Plan is a profit sharing plan;





                                     8 - 1

                 (2) such Participant does not elect a payment of benefits in the form of a life annuity; and

                 (3) with respect to such Participant, the Plan is not a direct or indirect transferee of a transfer made on or after January 1, 1985 by a defined benefit plan, a defined contribution plan which is subject to the funding standards of section 412 of the Code, or any other defined contribution plan to which the joint and survivor requirements of section 401(a)(11) of the Code, as amended by the Retirement Equity Act of 1984, applied with respect to such Participant; unless, for transfers on or after August 10, 1988, the elective transfer rules of Treasury Regulation section 1.411(d)-4, a-3(b) are satisfied.

         (b)     Automatic Form of Payment.  Subject to the cash-out rules of
Section 10.2 of the Plan, unless the waiver provided for in (d) below is effective with respect to such Participant, the form of payment to him under the Plan shall be a Qualified Joint Survivor Annuity (defined in (c) below); provided however, the entitlement to and payment of the Qualified Joint and Survivor Annuity with respect to distributions commencing on or after the Effective Date and prior to the REA Effective Date shall continue to be governed by the provisions, if any, of the Plan in existence on August 22, 1984 and applicable to the qualified joint and survivor annuity under section 401(a)(11) of the Code prior to the Retirement Equity Act of 1984, subject to
(d)(4) below.

         (c)     Definition of Qualified Joint and Survivor Annuity.

                 (1) Married Participant. For a Participant who is married (including a Participant who is subject to an applicable qualified domestic relations order as described in section 414(p) of the Code), "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Surviving Spouse which is equal to one-half of the annuity payable during the joint lives of the Participant and such spouse.

                 (2) Single Participant. For a Participant who is not married, "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant.

                 (3) Amount. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's nonforfeitable Account balance.

         (d)     Waiver.

                 (1) Election Period. A Participant may waive the Qualified Joint and Survivor Annuity form of benefit at any time during a 90-day election period ending on the date benefit payments commence. Such a waiver must be in writing and must specify the optional form of benefit elected and the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable.

                 (2) Revocation. A Participant may also revoke any waiver under (1) above during the election period thereunder. There shall be no limitation on the number of such waivers and revocations permitted during such election period.

                 (3) Written Explanation. The Administrator shall provide to each Participant, no less than 30 days and no more than 90 days prior to the commencement of his benefit payments (and consistent with such regulations as the Secretary of the Treasury may prescribe), a written explanation of:

                          (A)     the terms and conditions of the Qualified
Joint and Survivor Annuity,





                                     8 - 2

                          (B)     the Participant's right to make, and the
effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit,

                          (C)     the rights of the Participant's spouse under
(4) below,

                          (D)     the right to make, and the effect of, a
revocation of an election, and

                          (E)     the eligibility requirements, material
features and relative values of any optional forms of benefit under the Plan.

                 (4) Spousal Consent. A waiver (including any new waiver after any revocation of a prior waiver) of the Qualified Joint and Survivor Annuity shall not take effect with respect to a spouse of a Participant unless:

     (A) such spouse consents in writing to such election, and such spouse's consent:

               (i)      acknowledges the effect of such election,

                                  (ii)     acknowledges the specific
Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable, which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse),

                                  (iii)    for waivers made in Plan Years
beginning after December 31, 1986, acknowledges the specific optional form of benefit elected which may not be changed without spousal consent (except back to the Qualified Joint and Survivor Annuity) (or the consent of the spouse expressly permits changes by the Participant without any requirement of further consent by the spouse), and

                                  (iv)     is witnessed by a Plan
representative or a notary public; or

                          (B)     it is established to the satisfaction of a
Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parentheticals under (A)(ii) and (iii) above executed after October 21, 1986 must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and a specific optional form or forms of benefit and that the spouse voluntarily elects to relinquish the rights so relinquished.

8.3      Incidental Benefits.

         (a) Pre-1989. For calendar years beginning before 1989 (and for annuity contracts distributed before 1989) either the requirements in (b) below must be satisfied or the cost or present value of the payments to be made to a Participant shall be more than 50 percent of the present value of the total payments to be made to such Participant and his beneficiary unless each periodic payment to his beneficiary will be no greater than each payment to such Participant during his lifetime and the payment of survivor benefits to such beneficiary will be limited to the period over which such Participant's spouse survives him.

         (b) Post-1988. For calendar years beginning after 1988, (excluding annuity contracts distributed before 1989), in determining the minimum





                                     8 - 3
distributions during the Participant's lifetime for years in which minimum distributions are required under Section 8.5, if the Participant's benefit is distributed other than as a single life annuity and if the participant has a Beneficiary other than his spouse, in no event shall the divisor specified in section 8.5(a) exceed the divisor specified in Treasury Regulations under section 401(a)(9) of the Code applicable for the incidental benefit requirement. If the Participant's Account is used to purchase an annuity contract (other than a single life annuity) from an insurance company in order to provide the Participant's benefit, the maximum period certain and the maximum survivor annuity permissible in the case of a non-spouse Beneficiary, shall be determined in accordance with Treasury RegUlations under section 401(a)(9) of the Code. in the case of a change in Beneficiaries the minimum distributions required shall be determined in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code.

8.4      Distribution Periods.

         (a) General. Except to the extent that distribution is made in the form of a lump sum, and subject to the provisions of Section 8.2 (relating to the Qualified Joint and Survivor Annuity), distribution to a Participant must be made over any of the following periods (or any combination thereof):

                 (1)      the life of the Participant;

                 (2) the lives of the Participant and his Beneficiary (if the Beneficiary is an individual);

                 (3) a period certain not extending beyond the life expectancy of the Participant; or

                 (4) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and his Beneficiary (if the Beneficiary is an individual).

         (b) Determination of Distribution Periods. For purposes of determining minimum distributions under Section 8.5, the determination of distribution periods under (a) above shall be made in accordance with section 401(a)(9) of the Code, the Treasury Regulations thereunder and the following:

                 (1) the Beneficiary as of the date benefits are required to commence under Section 7.6(d), shall be determinative; provided that if annuity payments commence to a Participant on or before the date benefits are required to commence, the Beneficiary determined as of any date during the 90 days before the commencement of annuity payments shall be determinative;

                 (2) if more than one individual would be a Participant's Beneficiary as of the date benefits are required to commence under Section 7.6(d), the individual Beneficiary with the shortest life expectancy shall be determinative; provided that if the Participant's spouse is a Beneficiary and the spouse's life expectancy is recalculated pursuant to Section 8.6, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that calendar year;

                 (3) if, as of the date benefits are required to commence under Section 7.6(d), at least one of the Participant's Beneficiaries would be other than an individual (other than a trust satisfying the requirements of (5) below), the distribution periods specified in (a)(2) and (4) above shall not be available;





                                     8 - 4

                 (4) any Beneficiary whose entitlement, as of that date, is contingent on the death of a prior Beneficiary shall be disregarded;

                 (5) if a trust is a Participant's Beneficiary, the beneficiaries of that trust (and not the trust itself) shall be treated as the Participant's Beneficiaries if all of the following requirements are met

                          (A)     the trust is valid under state law (or would
be but for the fact that there is no corpus);

                          (B)     the trust is irrevocable;

   (C)     the trust's beneficiaries are identifiable from the trust instrument;
and

                          (D)     a copy of the trust instrument is provided to
the Plan.

         (c) Change in Beneficiaries. If, after the date benefits are required to commence under Section 7.6(d), there is a new or additional Beneficiary or other change in Beneficiaries, the distribution periods under
(a) shall be affected as provided in section 401(a)(9), the Treasury Regulations thereunder and the following:

                 (1) if the new Beneficiary is an individual with a life expectancy shorter than the life expectancy of the Beneficiary whose life expectancy was used for determining the maximum distribution periods under (a) above, the maximum distribution period shall be recalculated as of the date benefits were required to commence under Section 7.6(d), effective for calendar years subsequent to the year of the Beneficiary change; provided that if one of the beneficiaries involved is the Participant's spouse and the spouse's life expectancy is recalculated pursuant to Section 8.6, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that year and each succeeding year.

                 (2) if the new Beneficiary is an individual with a life expectancy longer than the life expectancy of the Beneficiary whose life expectancy was being used, there shall be no effect on the maximum distribution periods even though the old beneficiary is no longer a Beneficiary; provided that if one of the beneficiaries involved is the Participant's spouse and the spouse's life expectancy is recalculated pursuant to Section 8.6, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that year and each succeeding year;

                 (3) if the change results in the Participant having a Beneficiary which is not an individual (other than a trust meeting the requirements of (b)(5) above), or, if a trust satisfying the requirements of
(b)(5) above as of the date benefits were required to commence under Section 7.6(d) later fails to satisfy those requirements, the distribution periods specified in (a)(2) and (4) above shall no longer be available and the maximum distribution periods under (a) shall be recalculated as of the date benefits were required to commence under Section 7.6(d), effective for the calendar years subsequent to the year of the Beneficiary change, or trust change, as the case may be;

                 (4) if the Beneficiary's life expectancy was used for determining the maximum distribution periods under (a) dies, such Beneficiary's remaining life expectancy (deemed to be zero in the case of a Participant's spouse if life expectancies had been recalculated pursuant to Section 8.6) shall continue to





                                     8 - 5
apply whether or not a Beneficiary with a shorter life expectancy receives the benefitS.

8.5      Minimum Distribution.

         (a) General. For Plan Years beginning after December 31, 1984, subject to Section 10.1, if the Participant's entire interest is to be distributed in a form other than a lump Sum or a Qualified Joint and Survivor Annuity, then the minimum amount to be distributed beginning with the first calendar year for which distributions are required and for each succeeding calendar year, will, to the extent of his Account balance, be the amount equal to the quotient obtained by dividing his Account balance by the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary. The first calendar year for which distributions are required is the calendar year in which the Participant attains age 70-1/2, retires or becomes a Five-Percent Owner (whichever is determinative of the latest commencement date under Section 7.6(d)(2)).

         (b) Time for Distributions. The distribution for the first calendar year for which distributions are required shall be made on or before the applicable April 1 determined under Section 7.6(d)(2). The minimum distribution for succeeding calendar years (including the calendar year in which such applicable April 1 falls) shall be made on or before December 31 of each such year.

         (c) Account Balance. For purposes of determining required minimum distributions, the relevant Account balance shall be the Account balance as of the last Accounting Date in the calendar year immediately preceding the calendar year for which the required distributions are being determined, increased by the amount of any contributions and forfeitures made by or on behalf of the Participant as of dates in such immediately preceding calendar year after such last Accounting Date, reduced by any payments or withdrawals in such immediately preceding calendar year after such last Accounting Date, and, in the case of minimum distributions for the second calendar year for which distributions are required, reduced by distributions made in such second calendar year on or before the required benefit commencement date (under
Section 7.6(d)) that are not in excess (when added to amounts distributed in the first calendar year) of the amount required to meet the minimum distribution for the first calendar year; provided that, in no event shall an amount greater than the Participant's nonforfeitable percentage be distributed.

         (d) Transitional Rules. In the case of a Participant whose benefit commencement date under Section 7.6(d) would have been April 1, 1986, or April 1, 1987, the minimum distributions for 1985 and 1986 need not be made until December 31, 1987. The amount of such distributions and subsequent distributions (including distribution of survivor benefits under (e) below) shall be made in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code.

         (e) Survivor Benefits. Any survivor benefits under this Article 8 shall be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death; provided that if the Participant dies before the latest commencement date for benefits under Section 7.6(d) and has been receiving benefits in a form other than an annuity, the remaining survivor benefits must also be distributed as rapidly as provided in Section 9.2.

         (f) Annuity Contacts. If a Participant's Account is used to purchase an annuity contract from an insurance company in order to provide the Participant's benefit, notwithstanding the foregoing, the minimum distribution requirements will be satisfied if the annuity provides for periodic payments at intervals not longer than one year, commencing on or before the date a minimum distribution would otherwise be required over a period not exceeding the maximum period





                                     8 - 6
described in Section 8.4 remaining (without recalculation of life expectancies after the annuity purchase). Any such annuity contract must satisfy the requirements of the applicable Treasury Regulations under section 401(a)(9) of the Code.

8.6      Life Expectancy.

         (a) General. For purposes of Sections 8.4 and 8.5, life expectancy and joint life and last survivor expectancy will be computed in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code and by the use of the return multiples contained in Tables V and VI of Treasury Regulation 1.72-9 and, except as provided in (b) and (c) below, will be determined as of the Participant's (and Beneficiary's) birthday in the calendar year in which the Participant attains age 70-1/2, retires or becomes a Five-Percent Owner (whichever is determinative of the latest commencement date under Section 7.6(d)(2)), and such multiple shall be reduced by one for each subsequent taxable year.

         (b) Recalculation. If the Participant so elects, the life expectancy of a Participant and/or his spouse may be recalculated no more frequently than annually if such election is irrevocable, is made no later than the date benefits must commence under Section 7.6(d), and is applicable to all subsequent years. If recalculation is applicable, the life expectancy of the participant or spouse shall be determined using his or her age as of his or her birthday in each succeeding calendar year.

         (c) Annuity Contracts. If annuity payments commence to a Participant before the latest commencement date under Section 7.6(d), life expectancies of the Participant and Beneficiary shall be determined as of their birthdays in the calendar year in which payments commence.





                                     8 - 7

                                   ARTICLE 9

                                 DEATH BENEFITS


9.1      Preretirement Survivor Annuity.

         (a) Applicability. This Section 9.1 shall apply upon the death of any Participant covered under (c) below unless:

                 (1)      the Plan is a profit sharing plan;

                 (2) such Participant does not elect a payment of benefits in the form of a life annuity; and

                 (3) with respect to such Participant, the Plan is not a direct or indirect transferee of a transfer made on or after January 1, 1985 by a defined benefit plan, a defined contribution plan which is subject to the funding standards of Section 412 of the Code, or any other defined contribution plan to which the joint and survivor requirements of section 401(a)(11) of the Code, as amended by the Retirement Equity Act of 1984, applied with respect to such Participant; unless for transfers on or after August 10, 1988, the elective transfer rules of Treasury Regulation section 1.411(d)-4, A-3(b) are satisfied.

         (b)     General.

                 (1) Death After August 22, 1984. If a Participant dies before the commencement of benefit payments, if he has a Surviving Spouse, and if he is covered under (c) below by the Preretirement Survivor Annuity, then his Surviving Spouse shall be entitled to the Preretirement Survivor Annuity, provided that the Participant and such Surviving Spouse were married throughout the 1-year period ending on the date of the Participant's death or, if such Surviving Spouse is a former spouse treated as a Surviving Spouse pursuant to a qualified domestic relations order as described in section 414(p) of the Code, that the Participant and such Surviving Spouse were married for at least 1 year.

                 (2) Death Before August 23, 1984. Anything in the Plan to the contrary notwithstanding, the entitlement to and payment of the Preretirement Survivor Annuity with respect to a Participant who dies prior to August 23, 1984, shall continue to be governed by the provisions, if any, of the Plan in existence on August 22, 1984 and applicable to the qualified joint and survivor annuity under section 401(a)(11) of the Code prior to the Retirement Equity Act of 1984.

         (c)     Coverage.

                 (1) Service on or After August 23, 1984. Subject to the cash-out rules of Section 10.2, the Preretirement Survivor Annuity applies to any Participant:

                          (A)     who has at least 1 Hour of Service or at
least 1 hour of paid leave from the Employer (or any other employer for whom service is treated as service for the Employer) on or after August 23, 1984;

                          (B)     who has a nonforfeitable right to any portion
of his Employer Contribution Account; and

        (C) who has not elected, under (e) below, to waive the Preretirement Survivor Annuity.





                                     9 - 1

                 (2) Entitlement Under Pre-REA Provisions of Plan. If the Plan was in existence on August 22, 1984, the Preretirement Survivor Annuity applies to any Participant:

                          (A)     to whom (1) above does not apply;

                          (B)     on whose behalf benefits were accrued on or
after the first day of the first Plan Year beginning on or after January 1, 1976;

                          (C)     who separated from service on or after
becoming entitled to the qualified joint and survivor annuity under the applicable Plan and Code provisions prior to the Retirement Equity Act of 1984; and

                          (D)     who has not elected, under (e) below, to
waive the Preretirement Survivor Annuity.

                 (3) Election for Certain Separated Participants. If the Plan was in existence on August 22, 1984, the Preretirement Survivor Annuity applies to an Participant:

                          (A)     to whom neither (1) nor (2) above applies;

                          (B)     who has at least 1 Hour of Service in the
first Plan Year beginning on or after January 1, 1976;

                          (C)     who separated from service with at least 10
Years of Service and had a nonforfeitable right to all or part of his Employer Contribution Account;

                          (D)     who is alive on August 23, 1984;

                          (E)     whose benefit payments have not commenced
prior to August 23, 1984; and

                          (F)     who elects the coverage of such Annuity
during the period beginning on August 23, 1984 and ending on the earlier of the date his benefit payments commence or the date of his death.

         (d) Definition of Preretirement Survivor Annuity. The "Preretirement Survivor Annuity" is an annuity which is for the life of a Participant's Surviving Spouse, which is the actuarial equivalent of 50 percent of the Participant's nonforfeitable Account balance as of the date of his death, whether vested before or upon death and including the proceeds of any insurance contracts, and under which annuity payments commence as of a date (not later than December 31 of the calendar year in which the Participant would have attained age 70-1/2) elected by such Surviving Spouse.

         (e)     Waiver of Preretirement Survivor Annuity.

                 (1) General. A Participant to whom (c)(1) or (2) above applies may waive coverage of the Preretirement Survivor Annuity at any time during his election period under (3) below. Such a waiver must be in writing and must specify the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable.

                 (2) Revocation. Any waiver under (1) above may be revoked at any time during the Participant's election period under (3) below. There shall be no limitation on the number of such waivers and revocations permitted during such election period.





                                     9 - 2

                 (3) Election Period. For purposes of (1) and (2) above, the election period shall be the period

                          (A)     beginning on the earlier of

                                  (i)      the first day of the Plan Year in
which the Participant attains age 35, or

                                  (ii)     the date of the Participant's
separation from service; provided however, if the Participant returns to service, then any election made prior to the first day of the Plan Year in which he attains age 35 shall be voided; and

                          (B)     ending on the Participant's date of death.

                 (4)      Written Explanation.

                          (A)     The Administrator shall provide to each
Participant, within the "Applicable Period," as defined below, and consistent with such regulations as the Secretary of the Treasury may prescribe, a written explanation of:

        (i)      the terms and conditions of the Preretirement Survivor Annuity;

                                  (ii)     the Participant's right to make, and
the effect of, an election under (1) above to waive the coverage of the Preretirement Survivor Annuity;

                                  (iii)    the rights of the Participant's
spouse under (5) below;

                                  (iv)     the right to make, and the effect
of, a revocation of an election under (2) above; and

                                  (v)      the eligibility conditions, material
features and relative values of any optional forms of benefit under the Plan.

                          (B)     "Applicable Period" means, with respect to a
Participant, whichever of the following periods ends last:

                                  (i)      the period beginning with the first
day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                                  (ii)     the period beginning one year prior
to, and ending one year after, the date the individual becomes a Participant, or

                                  (iii)    the period beginning one year
before, and ending one year after, Section 8.2 first applies to the Participant.

                                  In the case of a Participant who separates
from service before attaining age 35, the "Applicable Period" means in all events the period beginning one year before the separation from service and ending one year after such separation; provided that if such a Participant returns to service, the provisions of (i), (ii) and (iii) above shall again apply.

                 (5) Spousal Consent. A waiver under (1) above (including any new waiver after any revocation of a prior waiver) shall not be effective with respect to a spouse of a Participant unless:





                                     9 - 3

                          (A)     such spouse consents in writing to such
election, and such spouse's consent (effective for Plan Years beginning after October 22, 1986):

                                  (i)      acknowledges the effect of such
election,

                                  (ii)     acknowledges the specific
Beneficiary or Beneficiaries to whom any death benefits under the Plan will be payable, which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse) and

                                  (iii)    is Witnessed by a Plan
representative or a notary public; or

                          (B)     It is established to the satisfaction of a
Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parenthetical of (A)(ii) above executed after October 21, 1986 must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and that the spouse voluntarily elects to relinquish such right.

                 (6) Election Under Pre-REA Provisions of Plan. Anything in the foregoing to the contrary notwithstanding, in the case of a Participant to whom (c)(2) above applies, any waiver of the Preretirement Survivor Annuity prior to January 1, 1985 shall be governed by the applicable Plan and Code provisions prior to the Retirement Equity Act of 1984.

         (f) Spouse's Election of Lump Sum Payment. A Surviving Spouse entitled to a Preretirement Survivor Annuity may elect to receive a lump sum payment of the amount that would otherwise be applied to the purchase of such Annuity. Such election shall be in writing, shall acknowledge its effect, and shall be witnessed by a Plan representative or a notary public.

9.2      Balance of Death Benefit.

         (a) Entitlement. Upon the death of a Participant, prior to the application of his Account for his benefit, his Beneficiary shall be entitled to a benefit equal to:

                 (1)      (A)     if the daily valuation option is not
applicable to the entire Account or to particular subaccounts, the nonforfeitable balance to the credit of such Participant's Account or subaccounts, as the case may be, valued as of the Accounting Date coinciding with or last preceding the date on which such benefit payments begin and if, under the Adoption Agreement, a Participant has the discretion to choose any legally permissible investments which the Trustee agrees to hold, in determining the amount of death benefit hereunder, the Participant's Account valued as of the preceding Accounting Date shall be adjusted to reflect any earnings or losses after such Accounting Date with respect to Plan Assets separately allocable to such Participant's Account; plus

                          (B) if the daily valuation option is applicable to
the entire Account or to particular subaccounts, the nonforfeitable percentage of such Participant's Account or subaccounts, as the case may be, at the cash value of the Plan Assets allocable to such Account or subaccounts, as the case may be, as said Plan Assets are converted to cash; plus





                                     9 - 4

                 (2) any nonforfeitable contributions made by or on behalf of such Participant after such Accounting Date but not yet credited to such Account or subaccounts, as the case may be; plus

                 (3) any life insurance proceeds received after such Accounting Date for the Account of such Participant but not yet credited to his Account; minus

                 (4) any amount applied for the benefit of the Participant's Surviving Spouse pursuant to Section 9.1; minus

                 (5) any payments to and/or withdrawals by such Participant not yet taken into account.

         (b)     Payment of Death Benefits.

                 (1) General. Death benefits under (a) above shall, subject to the subsections below, be payable to a Participant's Beneficiary in such form (otherwise available under the Plan under the Adoption Agreement but excluding the joint and survivor annuity forms) as the Participant or Beneficiary elects. Subject to (c) blow, distribution of death benefits under
(a) above shall commence at such time as the Participant or Beneficiary elects and, unless administratively impractical, shall first be available for distribution within 90 days after the Participant's death.

                 (2) Election. An election by a Participant or Beneficiary under (1) above must be made no later than the earliest date specified in (c) (1) and (2) below for the commencement of death benefits. As of such date, the election must be irrevocable with respect to the Beneficiary (and all subsequent Beneficiaries) and must apply to all subsequent years. In the absence of a valid election by the required date, the death benefits under
(a) shall be distributed as soon as administratively feasible after the date by which the election would have been required in a single sum.

         (c) Distribution Periods. Death benefits under (a) above shall be distributed to a Participant's Beneficiary:

                 (1) no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death; or

                 (2)      if the Beneficiary is an individual:

                          (A)     beginning not later than December 31 of the
calendar year immediately following the calendar year of the Participant's death (or, if later, and if the Beneficiary is the Participant's spouse, not later than December 31 of the calendar year in which the Participant would have attained age 70-1/2, and if such spouse dies before payments are required to commence, then the distribution period hereunder shall be determined as if such spouse were the Participant); and

                          (B)     (i)      over the life of such Beneficiary
(if the Beneficiary is an individual) or

                                  (ii)     over a period not extending beyond
the life expectancy of such Beneficiary (if the Beneficiary is an individual).

         (d) Determination of Distribution Periods. The determination of distribution periods under (c)(2) above shall be made in accordance with section 401(a)(9) of the Code, the Treasury Regulations thereunder and the following:

                 (1) the Beneficiary as of the date of the Participant's death (or, if applicable, the surviving spouse's death) shall be determinative;





                                     9 - 5

                 (2) if more than one individual would be a Participant's (or surviving spouse's) Beneficiary as of the date of the Participant's death (or, if applicable, the surviving spouse's death) the individual Beneficiary with the shortest life expectancy shall be determinative; provided that if the Participant's spouse is a Beneficiary and the spouse's life expectancy is recalculated pursuant to (f) below, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that calendar year;

                 (3) if, as of the date of the Participant's death, at least one of the Participant's Beneficiaries is other than an individual (other than a trust satisfying the requirements of (5) below), the distribution periods specified in (c)(2) above shall not be available;

                 (4) any Beneficiary whose entitlement, as of the date of the Participant's death, is contingent on the death of a prior Beneficiary shall be disregarded;

                 (5) if a trust is a Participant's Beneficiary as of the date of the Participant's death, the beneficiaries of that trust (and not the trust itself) shall be treated as the Participant's Beneficiaries if all of the following requirements are met:

                          (A)     the trust is valid under state law (or would
be but for the fact that there is no corpus);

                          (B)     the trust is irrevocable;

                          (C)     the trust's beneficiaries are identifiable
from the trust instrument; and

                          (D)     a copy of the trust instrument is provided to
the Plan.

         (e)     Minimum Distribution.

                 (1) General. For Plan Years beginning after December 31, 1984, subject to such transitional rules as may be provided in Treasury Regulations for the purposes of (c)(2)(B) above the minimum amount to be distributed beginning with the first calendar year for which distributions are required and for each succeeding calendar year, will, to the extent of the Participant's Account balance, be the amount equal to the quotient obtained by dividing his Account balance by the life expectancy of the Beneficiary. The first calendar year for which distributions are required is the calendar year in which the Participant dies or a spouse dies (whichever is applicable).

                 (2) Time for Distributions. Distributions which are required shall be made on or before December 31 each year commencing with the calendar year specified in (c)(2)(A) above.

                 (3) Account Balance. For purposes of determining required minimum distributions, the relevant Account balance shall be the Account balance as of the last Accounting Date in the calendar year immediately preceding the calendar year for which the required distributions are being determined, increased by the amount of any contributions and forfeitures made by or on behalf of the Participant as of dates in such immediately preceding calendar year after such last Accounting Date, reduced by any payments or withdrawals in such immediately preceding calendar year after such last Accounting Date; provided that, in no event shall an amount greater than the Participant's nonforfeitable percentage be distributed.





                                     9 - 6

                 (4) Annuity Contracts. if a Participant's Account is used to purchase an annuity contract from an insurance company in order to provide the Beneficiary's benefit hereunder, notwithstanding the foregoing, the minimum distribution requirements will be satisfied if the annuity provides for periodic payments at intervals not longer than one year, commencing on or before the date a minimum distribution would otherwise be required over a period not exceeding the maximum period described in (c)(2)(B) above remaining (without recalculation of life expectancies after the annuity purchase). Any such annuity contract must satisfy the requirements of the applicable Treasury Regulations under section 401(a)(9) of the Code.

         (f)     Life Expectancy.

                 (1) General. For purposes of Sections (c), (d) and (e) above, life expectancy will be computed in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code and by the use of the return multiples contained in Tables V and VI of Treasury Regulation 1.72-9 and, except as provided in (2) and (3) below, will be determined as of the Beneficiary's birthday in the calendar year in which distributions are required to commence under (c)(2) above, and such multiple shall be reduced by one for each subsequent taxable year.

                 (2) Recalculation. If a Beneficiary who was the Participant's spouse so elects, the life expectancy of such spouse may be recalculated no more frequently than annually if such election is irrevocable, is made no later than the date benefits must commence under (c)(2) above, and is applicable to all subsequent years. If recalculation is applicable, the life expectancy of the spouse shall be determined using his or her age as of his or her birthday in each succeeding calendar year.

                 (3) Annuity Contracts. If annuity payments commence irrevocably to a Beneficiary before the latest commencement date under (c)(2) above, the Beneficiary's life expectancy shall be determined as of his birthday in the calendar year in which payments commence.





                                     9 - 7

                                   ARTICLE 10

                               PAYMENT EXCEPTIONS


10.1     Pre-1984 Designations.

         (a) General. Anything in the Plan (other than the provisions relating to the Qualified Joint and Survivor Annuity and the Preretirement Survivor Annuity) to the contrary notwithstanding, distribution on behalf of any Participant may be made in accordance with the following requirements (regardless of when such distribution commences):

                 (1) the distribution is one which would not have disqualified the Plan under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984;

                 (2) the distribution is in accordance with a method of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by a beneficiary of such Participant;

                 (3) such designation was in writing, was signed by the Participant or beneficiary, and was made before January 1, 1984;

                 (4) the Participant had accrued a benefit under the Plan as of December 31, 1983; and

                 (5) the method of distribution designated by the Participant or the beneficiary specifies the form of the distribution, the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

         (b) Distributions Upon Death. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

         (c) Distributions Commencing Before January 1, 1984. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (1) and (5) of (a) above.

         (d) Effect of Revocation. If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code as in effect at the time and the Treasury Regulations thereunder. If a designation is revoked, the Plan shall distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required under section 401(a)(9) of the Code (including, for calendar years after 1988, the minimum distribution incidental benefit requirement), had the designation not been in effect. Any changes in the designation will be considered to be a revocation of the designation; provided however, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).





                                     10 - 1

10.2 Cash-Out Distributions. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant or any Preretirement Survivor Annuity payable to a Surviving Spouse (with respect to a Participant who has at least one Hour of Service or one hour of paid leave on or after August 23, 1984), shall be paid in a cash lump sum; provided that:

         (a)     If elected in the Adoption Agreement:

                 (1) in the case of an amount payable to a Participant, the value (determined as of the date of distribution or any prior distribution) of his nonforfeitable benefit under the Plan does not exceed $3,500 and such payment is made before payment otherwise begins; or

                 (2) in the case of a Preretirement Survivor Annuity, the value (determined as of the date of distribution) of such Preretirement Survivor Annuity does not exceed $3,500 and such payment is made before payment otherwise begins; or

         (b)     (1)      in the case of a payment to a Participant, the
Participant consents in writing to the distribution and (if the Qualified Joint and Survivor Annuity applies to him under Section 8.2(a)) his spouse consents, in the manner described in Section 8.2(d)(4), to the distribution; or

                 (2) in the case of a Preretirement Survivor Annuity, the Surviving Spouse consents in writing to the distribution.

For purposes of (a)(1) and (2) above, a Participant's nonforfeitable benefit under the Plan and the value of the Preretirement Survivor Annuity shall be determined by excluding any Deductible Voluntary Contribution Account; and such rules shall be applied separately to any Deductible Voluntary Contribution Account as if such Account was the Participant's sole benefit under the Plan.

10.3     Direct Rollover.

         (a) General. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, but subject to such exceptions permitted by the Internal Revenue Service, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)     Definitions.

                 (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible





                                     10 - 2
rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (3) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (4) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.





                                     10 - 3

                                   ARTICLE 11

                                 ADMINISTRATION


11.1 Purposes of the plan. The purposes of the Plan are to provide retirement and other benefits for Participants and their respective beneficiaries. Except as otherwise provided by Sections 3.6 and 12.6 and by law, the assets of the Plan shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, and it shall be impossible for any part of the assets or income of the Plan to be used for, or diverted to, purposes other than such exclusive purposes.

11.2     Administrator.

         (a) Named Fiduciary. The Administrator shall be the "Named Fiduciary" for the Plan.

         (b) Responsibilities. The Administrator shall discharge its responsibilities with respect to the Plan in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of title I of ERISA.

         (c) Powers. In addition to the powers and responsibilities which are expressly provided in the Plan, the Administrator shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes including, but not limited to the following:

                 (1)      the power to determine who is a Participant;

                 (2) the power to determine allocations, balances, and nonforfeitable percentages with respect to Participants' Accounts; provided however, it may be specified in the Adoption Agreement that the Trustee shall have the ministerial function of maintaining Participants' Accounts in accordance with information, interpretations, and directions from the Administrator;

                 (3) the power to determine when, to whom, in what amount, and in what form distributions are to be made; and

                 (4) such powers as are necessary, appropriate or desirable to enable it to perform its responsibilities, including the power to establish rules, regulations and forms with respect thereto.

11.3     Procedures for Delegation.

         (a) Delegations. The Administrator or the Employer may delegate to one or more persons or entities certain of its fiduciary responsibilities (other than duties involving the management or control of the Plan Assets) under an arrangement whereby it shall have the opportunity for such periodic review of the delegate's performance as is appropriate under the circumstances and at such times and in such manner as it may choose for the purpose of its evaluation of continuing such designation and delegation and whereby it can promptly terminate the delegate's services.

         (b) Advisors. The Administrator shall have the right to employ one or more persons or entities to render advice with regard to any responsibility it has under the Plan.





                                     11 - 1

         (c) Removal, Resignation, and Vacancies. A holder of a delegated position of fiduciary responsibility (including an individual member of a group holding such position) may be removed therefrom at any time and without cause by the person or entity making the delegation and may resign at any time upon prior written notice to such person or entity. Vacancies in any such positions created by removal, resignation, death or other cause may be filled by such person or entity or the fiduciary responsibilities for such position may be retained and/or redelegated by such person or entity.

11.4     Miscellaneous Administration Provisions.

         (a) Written Records. The Administrator shall maintain all such books of account and other records and data as are necessary for the proper performance of its responsibilities under the Plan

         (b) Administrative Expenses. The Employer may pay the reasonable expenses of administering the Plan, including any expenses incident to the functioning of the Administrator and the professional fees of any consultants or advisors with respect to the Plan; provided however, any expenses not so paid by the Employer shall be paid from the Plan Assets; and provided further, no person who already receives full-time pay from the Employer shall receive any compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

         (c) Incompetency or Disability. Each person to whom a distribution is payable under the Plan shall be conclusively presumed to be mentally competent and not under a disability that renders him unable to care for his affairs, until the date on which the AdminiStrator receives a written notice, in a form and manner acceptable to the Administrator, indicating that a guardian, conservator, or other party legally vested with the care of the person or the estate of such person has been appointed by a court of competent jurisdiction, and any payment of a distribution due thereafter shall be made to the same, provided that proper proof of his appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. The Administrator shall not be required to look to the application of any such payment so made.

         (d) Indemnification. The Employer may indemnify, through insurance or otherwise, some or all of the fiduciaries with respect to the Plan against claims, losses, damages, expenses and liabilities arising from their performance of their responsibilities under the Plan.

         (e) Effectiveness of Elections. etc. An election, designation, request or revocation provided for in the Plan shall be made in writing and shall not become effective until it has been properly filed with the Administrator.

         (f) Administration Consistent with ERISA and the Code. The Plan is intended to comply with the provisions of ERISA and of the Code, and the Plan shall be interpreted and administered consistently with such provisions and with the applicable regulations and rulings thereunder.

         (g) Interpretations. All interpretations of the Plan and questions concerning its administration and application as determined by the Administrator in its sole, absolute and uncontrolled discretion shall be binding on all persons having an interest under the Plan.

         (h) Uniform and Non-Discriminatory Application. All determinations and actions under the Plan shall be uniformly and consistently applied in a non-discriminatory manner to all persons under similar circumstances.

         (i) Service in More Than One Fiduciary Capacity. Any person or entity may serve in more than one fiduciary capacity for the Plan.





                                     11 - 2

         (j) Qualified Domestic Relations Order Procedures. The Administrator shall establish reasonable procedures to determine the qualified status, under section 414(p) of the Code, of domestic relations orders and to administer distributions under such qualified orders.

11.5     Initial Claims Procedure.

         (a)     Claim.

                 (1) Filing. In order to present a complaint regarding the nonpayment of a Plan benefit or a portion thereof (a "Claim"), a Participant or beneficiary under the Plan (a "Claimant") or his duly authorized representative must file such Claim by mailing or delivering a writing stating such Claim to the Administrator.

                 (2) Acknowledgement. Upon such receipt of a Claim, the Administrator shall furnish to the Claimant a written acknowledgement which shall inform such Claimant of the time limit set forth in (b)(1) below and of the effect, pursuant to (b)(3) below, of failure to decide the Claim within such time limit.

         (b)     Initial Decision.

                 (1) Time Limit. The Administrator shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided however, that such period shall in no event exceed 90 days, unless special circumstances require an extension of time for processing. If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial 90-day period, be furnished a written notice indicating such special circumstances and the date by which the Administrator expects to render a decision. In no event shall an extension exceed a period of 90 days from the end of the initial period.

                 (2) Notice of Denial. If the Claim is wholly or partially denied, then the Administrator shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

                          (A)     the specific reason or reasons for such
denial;

                          (B)     specific reference to the pertinent Plan
provisions on which such denial is based;

                          (C)     a description of any additional material or
information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

                          (D)     appropriate information as to the steps to be
taken if such Claimant wishes to submit his Claim for review pursuant to
Section 11.6, including notice of the time limits set forth in Section
11.6(b)(2).

                 (3) Deemed Denial for Purposes of Review. If a claim is not granted and if, despite the provisions of (1) and (2) above, notice of the denial of a Claim is not furnished within the time limit applicable under (1) above, then the Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Section 11.6.

11.6     Claim Review Procedure.

         (a) Claimant's Rights. If a Claim is wholly or partially denied under Section 11.5, then the Claimant or his duly authorized representative shall have the following rights:





                                     11 - 3

                 (1) to obtain, subject to (b) below, a full and fair review by the Administrator;

                 (2)      to review pertinent documents; and

                 (3)      to submit issues and comments in writing.

         (b)     Request for Review.

                 (1) Filing. To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (2) below, mail or deliver a writing requesting such a review (a "Request for Review") to the Administrator.

                 (2) Time Limits for Requesting a Review. A Request for Review must be mailed or delivered within 60 days after receipt by the Claimant of written notice of the denial of the Claim or within such longer period as is reasonable and related to the nature of the benefit which is the subject of the Claim and to other attendant circumstances.

                 (3) Acknowledgement. Upon such receipt of a Request for Review, the Administrator shall furnish to the Claimant a written acknowledgement which shall inform such Claimant of the time limit set forth in
(c)(1) below and of the effect, pursuant to (c)(3) below, of failure to furnish a decision on review within such time limit.

         (c)     Decision on Review.

                 (1) Time Limit. If, pursuant to (b) above, a review is requested, then the Administrator shall make a decision promptly and no later than 60 days after receipt of the Request for Review; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than 120 days after receipt of the Request for Review. The Administrator must furnish the Claimant written notice of any extension prior to its commencement.

                 (2) Notice of Decision. The Administrator shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

                          (A)     the specific reason or reasons for the
decision on review; and

                          (B)     specific reference to the pertinent Plan
provisions on which the decision on review is based.

                 (3)      Deemed Denial.  If, despite the provisions of (1) and
(2) above, the decision on review is not furnished within the time limit applicable under (1) above, then the Claimant shall be deemed to have exhausted his remedies under the Plan and he may deem the Claim to have been denied on review.





                                     11 - 4

                                   ARTICLE 12

                           AMENDMENT AND TERMINATION


12.1 Amendment of the Plan by the Prototype Sponsor. The Employer delegates to the Prototype Sponsor full authority and right, at any time and from time to time, to amend the Plan in any manner which the Prototype Sponsor deems desirable, subject to Section 12.3. A copy of any such amendment shall be given to the Employer.

12.2 Amendments by the Employer. The Employer shall have the right to adopt:

         (a) changes to the choice of options in the Adoption Agreement (and may do so by completing a new Adoption Agreement or by a separate document specifying the choices in the Adoption Agreement being changed);

         (b) overriding language stated in he Adoption Agreement which allows the Plan to satisfy section 415 of the Code or to avoid duplication of minimums under section 416 of the Code because of the required aggregation of multiple plans; and

         (c) model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause a plan to be treated as individually designed.

If the adopting employer amends the Plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, it will no longer participate in the prototype plan, but will be considered to have an individually designed plan.

If the Plan is maintained by more than on Employer, the first Employer designated in the Adoption Agreement shall have the right to amend the Plan on behalf of all Employers. If, at any time, by reason of the adoption of an amendment or modification of the Plan, the provisions of the Plan with respect to any of the other Employers differ from those that are applicable to the first Employer designated in the Adoption Agreement, such other Employer or Employers shall be deemed to have adopted a separate plan.

If the Employer (or the first Employer designated in the Adoption Agreement) is a corporation, the amendments may be made by action of its Board of Directors. For any other entity, the amendments may be made on behalf of the Employer by the person or persons having the legal authority to act on behalf of the entity. An Employer may adopt different amendment procedures by attachment to the Adoption Agreement.

12.3     Limitations on Amendments.

         (a) General. Neither the Prototype Sponsor nor the Employer shall have the right to amend the Plan in the following respects:

                 (1) to vest in the Employer, directly or indirectly, any interest in, or ownership of, or control of the Plan Assets; or

                 (2) to provide that the Plan Assets, or any part thereof, may or shall be used for or diverted to purposes other than for the exclusive benefit of Participants or for the payment of administration expenses of the Administrator and of the Trustee; or

                 (3) to reduce any then vested or accrued interest of a Participant unless permitted under section 412(c)(8) of the Code or necessary to comply with a ruling to qualify the Plan or keep the Plan qualified under the Code.





                                     12 - 1

         (b) Treatment of Certain Amendments. For purposes of (a)(3) above, an amendment which has the effect, with respect to benefits attributable to service before the amendment, of -

                 (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy or

                 (2) (except as otherwise provided by Treasury Regulations) eliminating an optional form of benefit shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

         (c) Changes in Vesting Schedule. No amendment shall reduce the nonforfeitable percentage of a Participant's accrued benefit (determined as of the latter of the date such amendment is adopted or the date such amendment becomes effective). Further, if the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 5 Years of Service (3 Years of Service for Plan Years beginning after December 31, 1988 with respect to Participants with at least one Hour of Service in a Plan Year beginning after December 31, 1988) with the Employer may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

                 (1)      60 days after the amendment is adopted;

                 (2)      60 days after the amendment becomes effective; or

                 (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

12.4     Termination.

         (a) Voluntary. The Employer shall have the right to terminate the Plan. If the Plan is maintained by more than one Employer, the First Employer designated in the Adoption Agreement shall have the right to terminate the Plan on behalf of all Employers. Otherwise, a termination with respect to one Employer shall not cause a termination with respect to any other Employer.

         (b) Automatic Termination of the Plan. The Plan shall automatically terminate upon the discontinuance or liquidation of the Employer's business or the merger or consolidation of the Employer with or into any other business organization or the sale by the Employer of substantially all of its assets unless a successor business organization agrees with the Employer to continue the Plan.

12.5 Distribution of Plan Assets Upon Termination of the Plan. If the Plan is terminated, then distributions and withdrawals shall continue to be made as provided in the Plan; provided however, the Administrator may cause Participants' Accounts to be paid to them on account of such termination of the Plan.

12.6 Disposition of Unallocated Forfeitures and Suspense Account Amounts Upon Termination.

         (a) Profit Sharing Plans. If the Plan is a profit sharing plan, then any unallocated forfeitures or suspense account amounts remaining at the time





                                     12 - 2
the Plan terminates shall be allocated among the Participants in an equitable and nondiscriminatory manner, subject to the provisions of Article 4.

         (b) Pension Plans. If the Plan is a pension plan, then any unapplied forfeitures or suspense account amounts remaining at the time the Plan terminates shall be paid to the Employer.





                                     12 - 3

                                   ARTICLE 13

                                 MISCELLANEOUS


13.1 Article and Section Reference. Except as otherwise indicated by the context, all references to Articles or Sections in the Plan refer to Articles or Sections of the Plan. The titles thereto are for convenience of reference only and the Plan shall not be construed by reference thereto.

13.2     Assignment or Alienation of Benefits.

         (a) General. Except as provided in (b) below, benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process. Except as provided in the foregoing, if any attempt shall be made to reach the beneficial interest of any Participant or beneficiary by legal process not preempted by ERISA, the Administrator may suspend any rights of distribution which any Participant or beneficiary may have, and may direct that such person's beneficial interest hereunder be paid over or applied for the benefit of dependents of such person, as the Administrator shall determine.

         (b) QDRO. Notwithstanding (a) above, benefits shall be paid in accordance with the applicable requirements of any domestic relations order which is a qualified domestic relations order (as defined in section 206(d) of ERISA or section 414(p) of the Code); and provided further that benefits shall be paid pursuant to any domestic relations order was entered before January 1, 1985 if either the Plan is paying benefits pursuant to such order on such date or the Administrator elects to treat such order as a qualified domestic relations order.

                 (1) Immediate Single Sum Distribution. if a qualified domestic relations order so provides, the Alternate Payee's entire benefit shall be paid as soon as administratively feasible after the Administrator's receipt of the order, determination of its qualified status and determination of the amount payable thereunder; or, if the Participant's benefit, upon becoming distributable to him, would commence only after the first Accounting Date following his election, the payment to the Alternate Payee may not be made until after the first Accounting Date following the Administrator's receipt of the order, determination of its qualified status and determination of the amount payable thereunder.

                 (2) Alternate Payee's Beneficiary. In the event an Alternate Payee who is entitled to a benefit hereunder pursuant to a qualified domestic relations order dies prior to the receipt of the entire benefit due, the Alternate Payee's remaining benefit shall be payable to the Alternate Payee's beneficiary designated in the order or on a form specified by the Administrator and received by the Administrator prior to the Alternate Payee's death. In the event there is no designated beneficiary to receive any such amount then such amount shall be payable to the estate of the Alternate Payee.

                 (3) Alternate Payee Defined. "Alternate Payee" shall have the meaning given in section 414(p)(8) of the Code.

13.3     Data.

         (a) Obligation to Furnish. Each person who participates or claims benefits under the Plan shall furnish to the Administrator, the Trustee, or any insurance company involved in the funding of the benefits under the Plan, such signatures, documents, evidence, or information as the Administrator, the Trustee, or such insurance company shall consider necessary or desirable for the purpose of administering the Plan.





                                     13 - 1

         (b) Mistakes or Misstatements. In the event of a mistake or a misstatement as to any item of such information, as is furnished pursuant to
(a) above, which has an effect on the amount of benefits to be paid under the Plan, or in the event of a mistake or misstatement as to the amount of payments to be made to a person entitled to receive a benefit under the Plan, then the Administrator shall cause such amounts to be withheld or accelerated, as shall in its judgment accord to such person the payment to which he is properly entitled under the Plan.

13.4     Employment Relationship.

         (a) No Enlargement of Rights. Except as otherwise provided by law or legally enforceable contract, the establishment of the Plan or of any fund or any insurance contract thereunder, any amendment of the Plan, participation in the Plan, or the payment of any distribution under the Plan, shall not be construed as giving any person whomsoever any legal or equitable claims or rights against any other person or against any entity or organization, or as giving any person the right to be retained in the employment of the Employer.

         (b) Employer's Rights. The right of the Employer to discipline or discharge an employee shall not be effected by reason of any of the provisions of the Plan.

13.5 Gender and Number. As used in the Plan, except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms shall be interchangeable.

13.6 Governing Law. The Plan and all rights and duties under the Plan shall be governed, construed and administered in accordance with the laws of the state of the Employer's principal place of business, except as governed separately by or preempted by federal law.

13.7 Merger or Consolidation of the Plan. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant in the Plan shall (if the surviving plan terminated immediately after the merger, consolidation, or transfer) be entitled to receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Employer shall have the power to direct such a merger, consolidation or transfer and the Trustee shall follow such instructions as it may receive from the Employer in order to implement the transaction. The Employer, and not the Trustee, shall have sole responsibility for maintaining the qualified status of the Plan in connection with such a transaction. The Trustee shall have no liability or responsibility for acting pursuant to the direction of the Employer in implementing a merger, consolidation or transfer.

13.8 Annuities. Any annuity contract distributed from the Plan must be nontransferable. The terms of any such annuity contract shall comply with the requirements of the Plan.

13.9 Acceptance of Transfers and Mergers. The Employer may direct that the Plan accept transfers of assets and benefit liabilities from other qualified plans and mergers of other qualified plans into the Plan. In the event of any such transfer or merger, the Plan Assets received shall be held in such subaccounts as are appropriate to reflect the vesting provisions, distribution limitations and optional forms of benefit applicable to the transferred or merged benefits. The Employer shall amend the Plan as necessary to reflect the appropriate vesting and optional forms of benefit applicable with respect to such transferred benefits and to make such other amendments as it deems necessary or appropriate in order to maintain the qualified status of the Plan. The Employer, and not the Trustee, shall have sole responsibility for





                                     13 - 2
maintaining the qualified status of the Plan in connection with such a transaction. The Trustee shall have no liability or responsibility for acting pursuant to the direction of the Employer in accepting a merger or transfer.

13.10 Failure to Qualify. If the Plan fails to attain or retain qualification under the Code, the Plan will no longer participate in this prototype plan and will be considered an individually designed plan. The Employer is responsible for the qualified status of the Plan.

13.11 Severability. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and interpreted as if such illegal or invalid provision had never been a part of it.





                                     13 - 3